INTERCREDITOR AGREEMENT

                                (Credit Parties)








                             THE BANK OF NOVA SCOTIA
                                  as Bank Agent

                        FIRST TRUST NATIONAL ASSOCIATION
                       as Mortgage Notes Indenture Trustee

                      GMAC COMMERCIAL MORTGAGE CORPORATION
                             as Interim Mall Lender

                            FIRST UNION NATIONAL BANK
                          as Subordinated Notes Trustee

                                       and

                             THE BANK OF NOVA SCOTIA
                             as Intercreditor Agent






                                November 14, 1997

                                Table of Contents

RECITALS....................................................................  1
   A.     The Project.......................................................  1
   B.     The Bank Credit Facility..........................................  1
   C.     The Interim Mall Facility.........................................  1
   D.     The Mortgage Notes Indenture......................................  2
   E.     The Subordinated Notes Indenture..................................  2
   F.     Financing Development of the Project..............................  2
   G.     Funding and Security Agreements...................................  3
   H.     Intercreditor Agreement...........................................  4

1. Definitions and General Provisions.......................................  4
   1.1    Definitions.......................................................  4
          1.1.1  Disbursement Agreement Terms...............................  4
          1.1.2  Other Terms................................................  5
   1.2    Interpretation.................................................... 15

2. Collateral, Priority of Liens, Subordination and Release................. 15
   2.1    Liens and Security Interests...................................... 15
          2.1.1  Collateral for Bank Secured Obligations.................... 15
          2.1.2  Collateral for Mortgage Notes Secured Obligations.......... 16
          2.1.3  Collateral for Interim Mall Secured Obligations............ 16
   2.2    Liens on the Mall................................................. 17
          2.2.1  Prior to Mall Parcel Creation Date......................... 17
          2.2.2  Upon Creation of Mall Parcel............................... 19
   2.3    Shared Collateral................................................. 19
   2.4    Tranche B Collateral.............................................. 20
   2.5    Separate Proceeds Accounts Collateral............................. 20
   2.6    No Other Collateral............................................... 20
   2.7    Confirmation of Liens............................................. 21
   2.8    Phase II Release.................................................. 22
   2.9    Mall Release...................................................... 22
   2.10   Effect............................................................ 22
   2.11   Mall Space Leases................................................. 23

3. Permitted Facility Amendments; Protective Advances....................... 23
   3.1    Bank Credit Facility Amendments................................... 23
   3.2    Interim Mall Facility Amendments.................................. 25
   3.3    Note Holders...................................................... 27


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

   3.4    Waivers............................................................ 27
   3.5    Protective Advances................................................ 28
   3.6    No Other Facility Amendments....................................... 28
   3.7    Additional Capital Indebtedness.................................... 28
   3.8    No Approval Rights of Subordinated Note Indenture Trustee.......... 30

4. Events of Default; Remedies; Certain Actions by Intercreditor Agent....... 30
   4.1    Declaration of Event of Default.................................... 30
   4.2    Required Protective Advances....................................... 30
   4.3    Standstill......................................................... 31
   4.4    Waivers............................................................ 32
   4.5    Shared Collateral.................................................. 33
   4.6    Requirements Regarding Exercise of Remedies........................ 33
          4.6.1  Prior to Mall Release Date.................................. 33
          4.6.2  Remedies After Mall Release Date............................ 34
   4.7    Exercise of Rights Under Security Agreements....................... 35
          4.7.1  Related Collateral Agreements by Intercreditor Agent........ 35
          4.7.2  Separate Realization........................................ 36
          4.7.3  Foreclosure of Deeds of Trust............................... 38
   4.8    Allocation of Shared Collateral Proceeds........................... 38
   4.9    Other Duties of and Actions by Intercreditor Agent................. 40

5. Representations and Warranties............................................ 41
   5.1    Organization....................................................... 41
   5.2    Authorization...................................................... 41
   5.3    Binding Agreement.................................................. 41
   5.4    No Consent Required................................................ 41
   5.5    No Conflict........................................................ 41

6. Appointment of Intercreditor Agent........................................ 42
   6.1    Appointment........................................................ 42
   6.2    Authority.......................................................... 42
   6.3    Amendment of Agreements............................................ 43
   6.4    Responsibility..................................................... 43
   6.5    Liability.......................................................... 43
   6.6    Capacity........................................................... 44
   6.7    Resignation; Appointment of Additional Intercreditor Agents........ 44

7. Miscellaneous Provisions.................................................. 45
   7.1    Notices; Addresses................................................. 45
   7.2    Further Assurances................................................. 48
   7.3    Delay and Waiver................................................... 48
   7.4    Entire Agreement................................................... 48
   7.5    Governing Law...................................................... 49


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   7.6    Severability....................................................... 49
   7.7    Headings........................................................... 49
   7.8    Limitations on Liability........................................... 49
   7.9    Consent of Jurisdiction............................................ 49
   7.10   Successors and Assigns............................................. 49
   7.11   Counterparts....................................................... 50
   7.12   No Third Party Beneficiaries....................................... 50
   7.13   Amendment for New Credit Parties................................... 50
   7.14   Trust Indenture Act................................................ 50

                             INTERCREDITOR AGREEMENT

                                (Credit Parties)

           THIS AGREEMENT is made as of November 14, 1997, by and among THE BANK OF NOVA SCOTIA, a Canadian chartered bank ("Scotiabank"), as the Administrative Agent acting on behalf of itself and the Bank Lenders pursuant to the Bank Credit Agreement (in such capacity, the "Bank Agent"), FIRST TRUST NATIONAL ASSOCIATION, a national banking association in its capacity as Trustee under the Mortgage Notes Indenture (in such capacity, the "Mortgage Notes Indenture Trustee"), GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, as lender with respect to the Interim Mall Credit Agreement (in such capacity, the "Interim Mall Lender"), FIRST UNION NATIONAL BANK, a national banking association, in its capacity as Trustee under the Subordinated Notes Indenture (in such capacity, the "Subordinated Notes Indenture Trustee"), and SCOTIABANK, as Intercreditor Agent hereunder and under the Related Collateral Agreements (in such capacity, the "Intercreditor Agent").

RECITALS:

           A. The Project. Las Vegas Sands, Inc., a Nevada corporation ("LVSI"), Venetian Casino Resort, LLC, a Nevada limited liability company ("Venetian"), and Grand Canal Shops Mall Construction, LLC, a Delaware limited liability company ("Mall Construction Subsidiary") which is a wholly owned subsidiary of Venetian (LVSI, Venetian and Mall Construction Subsidiary are collectively referred to herein as the "Company;" provided, however, that after the Mall Release Date, "Company" shall mean and refer to LVSI and Venetian only), propose to develop, construct and operate the Venetian Casino Resort, a large-scale, Venetian-themed hotel/casino/retail and entertainment complex with a related heating, ventilation and air-conditioning central plant, related common parking facilities and related central electrical sub-station facilities, all as part of the redevelopment on the site of the former Las Vegas Sands Hotel and Casino.

           B. The Bank Credit Facility. Concurrently herewith, LVSI, Venetian, the Bank Agent, Goldman Sachs Credit Partners L.P. and the Bank Lenders have entered into the Bank Credit Agreement pursuant to which the Bank Lenders have agreed, subject to the terms thereof and hereof, to provide the Bank Credit Facility to LVSI and Venetian.

           C. The Interim Mall Facility. Concurrently herewith, the Company and the Interim Mall Lender have entered into the Interim Mall Credit Agreement pursuant to which the Interim Mall Lender has agreed, subject to terms thereof and hereof, to provide the Interim Mall Facility to the Company.

           D. The Mortgage Notes Indenture. Concurrently herewith LVSI, Venetian, certain guarantors named therein and the Mortgage Notes Indenture Trustee have entered into the Mortgage Notes Indenture pursuant to which LVSI and Venetian will issue the Mortgage Notes.

           E. The Subordinated Notes Indenture. Concurrently herewith, LVSI, Venetian, certain guarantors named therein and the Subordinated Notes Indenture Trustee have entered into the Subordinated Notes Indenture pursuant to which LVSI and Venetian will issue the Subordinated Notes.

           F. Financing Development of the Project. The Company is financing the development of the Project, in part, with the proceeds of the Bank Credit Facility, the Interim Mall Facility, the Mortgage Notes and the Subordinated Notes. Venetian and LVSI are constructing and developing the Project. As of the date hereof, fee title to the entire Project is owned by Venetian, provided that the retail mall portion of the Project (the "Mall") is leased to Mall Construction Subsidiary by Venetian under the Mall Lease. On the Mall Parcel Creation Date, Mall Construction Subsidiary is to acquire fee title to the Mall Parcel from Venetian as provided for herein and the portion of the Project other than the Mall will thereafter continue to be owned by Venetian. In addition to certain other collateral and security interests (which other collateral and security interests are more particularly described in this Agreement):

                 (1) the Interim Mall Facility is secured by a first priority lien on Mall Construction Subsidiary's interest in the Mall, as more particularly described in Section 2.1 and Section 2.2 hereof;

                 (2) the Bank Credit Facility is secured (i) by a first priority lien on Hotel/Casino Collateral (including Venetian's interest in the Mall), and (ii), until the Mall Release Date, by a second priority lien on Mall Construction Subsidiary's interest in the Mall as more particularly described in Section 2.1 and Section 2.2 hereof;

                 (3) the Mortgage Notes are secured (i) by a second priority lien on Hotel/Casino Collateral and Venetian's interest in the Mall, and
      (ii), until the Mall Release Date, by a third priority lien on the Mall Construction Subsidiary's interest in Mall, as more particularly described in Section 2.1 and Section 2.2 hereof; and

                 (4) certain contract rights, disbursement accounts and other Shared Collateral applicable to the construction of the Project will be subject to security interests (i) with first lien priority to secure the Bank Secured Obligations and the Interim Mall Secured Obligations, and
      (ii) with second lien priority to secure the Mortgage Notes Secured Obligations, as more particularly described in Section 2.1 and Section 2.3 hereof.


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

The Subordinated Notes are and will remain an unsecured obligation of Venetian and LVSI. Upon the Mall Release Date, (i) the liens on the Mall securing the Bank Credit Facility and the Mortgage Notes will be released, (ii) the liens on LVSI's and Venetian's interests in the Shared Collateral securing the Interim Mall Facility will be released, (iii) this Agreement will no longer apply to the Mall or the Interim Mall Lender, except with respect to certain rights in the Shared Collateral, and (iv) this Agreement will remain in full force and effect among Bank Agent, Mortgage Note Indenture Trustee and Subordinated Note Indenture Trustee, all as more particularly provided for herein.

           G. Funding and Security Agreements. In connection with the matters provided for herein, the parties have entered into, among other agreements, the following additional agreements:

                 (1) Disbursement Agreement. LVSI, Venetian, Mall Construction Subsidiary, the Bank Agent, the Mortgage Notes Indenture Trustee, the Interim Mall Lender, Atlantic-Pacific, Las Vegas LLC, a Delaware limited liability company (the "HVAC Provider"), and Scotiabank, as Disbursement Agent thereunder, have entered into that Funding Agents' Disbursement and Administration Agreement as of even date herewith (the "Disbursement Agreement"), in order to set forth, among other things, (a) the mechanics for and allocation of the Company's request for advances under the various Facilities and from the Company's Funds Account, (b) the conditions precedent to the initial advance and conditions precedent to subsequent advances, (c) certain common representations, warranties and covenants of the Company in favor of the Funding Agents and (d) common Events of Default and remedies during construction of the Project.

                 (2) Borrower Security Agreement. LVSI, Venetian and Mall Construction Subsidiary, as Debtors thereunder, and Scotiabank, as Intercreditor Agent thereunder, have entered into that Borrower Security Agreement as of even date herewith (the "Borrower Security Agreement"), to provide for, among other things, (a) the creation of security interests in certain "Shared Intangible Collateral" defined therein (which includes, without limitation, rights of Venetian or LVSI under certain contracts relating to the construction and development of the Project and insurance proceeds) granted to the Intercreditor Agent (i) to secure the Bank Secured Obligations and the Interim Mall Secured Obligations, with first lien priority, and (ii) to secure the Mortgage Notes Secured Obligations, with second lien priority, and (b) the creation of security interests in all of the other Collateral described therein granted to the Intercreditor Agent to secure the Bank Secured Obligations, with first lien priority, and to secure the Mortgage Notes Secured Obligations, with second lien priority.

                 (3) Mall Security Agreement. Mall Construction Subsidiary, as Debtor thereunder, and Scotiabank, as Intercreditor Agent thereunder, have entered into that Mall Construction Subsidiary Security Agreement as of even date herewith


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

      (the "Mall Security Agreement"), to provide for, among other things, the creation of security interests in certain personal property described therein granted to the Intercreditor Agent to secure the Interim Mall Secured Obligations, with first lien priority, to secure the Bank Secured Obligations, with second lien priority, and to secure the Mortgage Notes Secured Obligations, with third lien priority.

                 (4) Account Agreements. As provided for in the Disbursement Agreement and the Borrower Security Agreement, in connection with the development and financing of the Project, the collateral account agreements described in Exhibit B attached hereto have been entered into as of even date herewith among the Company or the other Persons shown thereon as Debtors, Scotiabank as Disbursement Agent, and Scotiabank as Securities Intermediary (except under the Mortgage Proceeds Collateral Account Agreement), to provide for the creation of security interests in the accounts described in each of such Account Agreements to secure the Obligations to the Secured Lenders, as summarized on Exhibit B, and to provide for the administration of such accounts by Disbursement Agent.

           H. Intercreditor Agreement. The Credit Parties desire to enter into this Agreement in order to appoint Scotiabank as the Intercreditor Agent hereunder and under the Related Collateral Agreements, and to set forth certain provisions relating to their respective rights in the Collateral, the exercise of remedies in the event of default, the application of proceeds of enforcement and certain other matters.

           NOW, THEREFORE, with reference to the foregoing recitals and in reliance thereon, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Credit Parties agree as follows:

      1.   Definitions and General Provisions.

           1.1 Definitions. Except as otherwise expressed and provided herein, all capitalized terms used in this Agreement and its Exhibits shall have the meanings provided for in this Section 1.1.

                 1.1.1 Disbursement Agreement Terms. The following terms shall have the meanings set forth in the Disbursement Agreement:

Accounts                                     Approved Equipment Funding
Additional Company Equity                            Commitments
Adelson                                      Bank Credit Agreement
Advance                                      Bank Credit Facility
Advance Confirmation Notice                  Bank Security Documents
Affiliate                                    Banking Day
                                             Billboard Master Lease


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

Commitment                                   Mall I LLC
Company's Funds Account                      Mall I Subsidiary
Completion Date                              Mall Lease
Construction Consultant                      Mall Parcel
Contractor                                   Mall Space
Deeds of Trust                               Mortgage Note(s)
Equipment Component                          Mortgage Note Holders
Final Completion                             Mortgage Notes Indenture
Financing Agreements                         Mortgage Notes Security Documents
Financing Date                               Obligations
Funding Agents                               Permanent Mall Lender
GECC Commitment                              Person
Guaranty Deposit Account                     Phase II Land
Indebtedness                                 Phase II Release Conditions
Interim Mall Credit Agreement                Potential Event of Default
Interim Mall Facility                        Project
Interim Mall Security Documents              Project Costs
Interim Mall Space Fee Deed of Trust         Project Security
Interim Mall Leasehold Deed of Trust         Security Documents
Lien                                         Scope Change
                                             Stop Funding Notice
                                             Subordinated Note(s)
                                             Subordinated Notes Indenture
                                             Tranche B Collateral

                 1.1.2 Other Terms. The following terms shall have the meanings set forth below:

           "Acceleration Event" means the acceleration of the maturity of all Obligations under a Facility Agreement in accordance with the terms and conditions of such Facility Agreement.

           "Account Agreements" means, collectively, the Collateral Account Agreements listed on Exhibit B attached hereto and incorporated herein by reference and more particularly described as follows:

                 (1) that Mortgage Notes Proceeds Collateral Account Agreement dated as of even date herewith (the "Mortgage Notes Proceeds Account Agreement") among Venetian, LVSI and Mall Construction Subsidiary, as Pledgor, Scotiabank as Disbursement Agent, as Secured Party, and Goldman, Sachs & Co., as Securities Intermediary;

                 (2) that HVAC Collateral Account Agreement dated as of even date herewith (the "HVAC Account Agreement") among the HVAC Provider, as Pledgor,

      Scotiabank as Disbursement Agent, as Secured Party, and Scotiabank, as Securities Intermediary;

                 (3) that Completion Guaranty Collateral Account Agreement dated as of even date herewith (the "Completion Guaranty Account Agreement") among Adelson, as Pledgor, Scotiabank as Disbursement Agent, as Secured Party, and Goldman, Sachs & Co., as Securities Intermediary; and

                 (4) that Disbursement Collateral Account Agreement dated as of even date herewith (the "Disbursement Account Agreement") among Venetian, LVSI and Mall Construction Subsidiary, as Pledgor, ScotiaBank as Disbursement Agent, as Secured Party, and ScotiaBank, as Securities Intermediary.

                 "Accounts" means, collectively, the accounts described in the Account Agreements, including:

                 (1) the Mortgage Notes Proceeds Account described in the Mortgage Notes Proceeds Account Agreement (the "Mortgage Notes Proceeds Account");

                 (2) the HVAC Collateral Accounts described in the HVAC Collateral Account Agreement (the "HVAC Accounts");

                 (3) the Completion Guaranty Account described in the Completion Guaranty Account Agreement (the "Completion Guaranty Account");

                 (4) the Bank Proceeds Account described in the Disbursement Account Agreement (the "Bank Proceeds Account"); and

                 (5) the Collection Account, the Company Funds Account, the Disbursement Account, the HC/Mall Component Cash Management Account, the HVAC Component Cash Management Account, the Interest Payment Account and the Pre-Completion Revenues Account described in the Disbursement Account Agreement, together with any other account which may hereafter be established pursuant to the Disbursement Account Agreement (other than the Bank Proceeds Account) or the Disbursement Agreement (collectively, the "Project Development Accounts").

           "Account Collateral" or "Accounts Collateral" means, collectively, all of the Accounts and the amounts on deposit therein, any interest earned thereon, and any investments of such amounts made pursuant to the Accounts Agreements and any proceeds of the foregoing. When the term "Collateral" is used in conjunction with any of the Accounts (e.g., the "Mortgage Notes Proceeds Account Collateral" or the "HVAC Accounts Collateral"), said Account Collateral means the specified Account and all amounts on deposit therein, any interest earned thereon, and any investments of such amounts made pursuant to the applicable Account Agreement, and any proceeds of the foregoing except to the extent such proceeds are deposited into another Account pursuant to the terms of the Disbursement Agreement or the Account Agreements.

           "Additional Bank Proceeds" means the proceeds advanced by the Bank Lenders pursuant to any Facility Amendment which increases the maximum amount of the existing commitments under the Bank Credit Facility, subject to the limitations on the amount thereof provided for in Section 3.1.1 or Section 3.1.6 hereof; provided, however, that Additional Bank Proceeds shall not include (i) any amounts advanced by the Bank Lenders, or any of them, pursuant to Approved Equipment Funding Commitments, or (ii) any amounts advanced or re-advanced by the Bank Lenders under the Revolving Bank Loan Commitment under the Bank Credit Facility (but any Facility Amendment of the Bank Credit Facility to increase the $20,000,000 maximum amount of the Revolving Bank Loan Commitment shall be subject to the provisions of Section 3.1.1 or Section 3.1.6 below).

           "Additional Capital Indebtedness" means additional indebtedness issued by Venetian or LVSI pursuant to Section 3.7 of this Agreement.

           "Additional Mall Proceeds" means the proceeds advanced by the Interim Mall Lender pursuant to any Facility Amendment which increases the maximum amount of the existing commitments under the Interim Mall Facility, subject to the limitations on the amount thereof provided for in Section 3.2.1 or Section
3.2.4 hereof.

           "Adelson Relative" means (i) any spouse, child, grandchild, or sibling of Adelson, (ii) any other natural Person having a relationship by blood, marriage or adoption not more remote than second cousin with Adelson or any Person referenced in clause (i) of this definition, or (iii) any other Person directly or indirectly controlled by Adelson or any other Person referenced in clause (i) or clause (ii) of this definition. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any other Person whether through the ownership of voting securities or by agreement or otherwise.

           "Applicable Margin" shall have the meaning ascribed thereto in the Bank Credit Agreement or the Interim Mall Credit Agreement, as the context requires.

           "Bank Agent" means Scotiabank or its successor or assignee in its capacity as Administrative Agent under the Bank Credit Agreement.

           "Bank Deed of Trust (Venetian)" means that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of even date herewith, made by Venetian, as trustor, to Lawyers Title of Nevada, Inc., as trustee, for the benefit of the Bank Agent, as beneficiary.


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

           "Bank Deed of Trust (Mall Parcel)" means that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to be executed in accordance with the terms and conditions of the Disbursement Agreement on the Mall Parcel Creation Date by Mall Construction Subsidiary, as trustor, to Lawyers Title of Nevada, Inc., as trustee, for the benefit of Bank Agent, as beneficiary.

           "Bank Leasehold Deed of Trust (Mall)" means that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of even date herewith, made by Mall Construction Subsidiary, as trustor, to Lawyers Title of Nevada, Inc., as trustee, for the benefit of Bank Agent, as beneficiary.

           "Bank Lenders" means the Bank Lenders pursuant to the Bank Credit Agreement or their successors or assignees in such capacity as lenders under the Bank Credit Agreement.

           "Bank Secured Obligations" means all Obligations under the Bank Credit Facility, the Bank Security Documents and the other Bank Financing Agreements.

           "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

           "Base Rate Loan" shall have the meaning ascribed thereto in the Bank Credit Agreement.

           "Collateral" means the following unique and separate categories of property encumbered to secure the Obligations to any of the Secured Lenders: (i) the Hotel/Casino Collateral, (ii) the Mall Collateral, (iii) the Shared Collateral, and (iv) the Separate Proceeds Accounts Collateral; provided, however, that for purposes of this Agreement, the Collateral shall exclude the Tranche B Collateral. Attached hereto as Exhibit C and incorporated herein by reference is a schedule setting forth the allocation of certain Collateral into said separate categories. To the extent that the definitions of "Hotel/Casino Collateral" and "Mall Collateral," by reason of the references therein to property encumbered under the Bank Security Documents and the Interim Mall Security Documents, respectively, would result in any property being classified as both Hotel/Casino Collateral and Mall Collateral, reference shall be made to the allocations of Collateral set forth in Exhibit C to resolve such ambiguity.

           "Consents" means the agreements described on Exhibit D attached hereto and incorporated herein by reference.

           "Company Group" means the Company and any Affiliate of the Company, and references herein to "any of the Company Group" or words to that effect mean any of the entities comprising the Company or any Affiliate of any of them.

           "Controlling Party" means one or more Secured Credit Parties with the right to direct the Intercreditor Agent with respect to any decisions or action made or taken or to be made or taken with respect to Collateral pursuant to any of the Related Collateral Documents (including, without limitation, the matters provided for in Section 4.7.1 and Section 4.9), determined in accordance with the following:

                 (1) except with respect to Specified Actions, the Controlling Party with respect to any Collateral shall be the Secured Credit Party or Parties which, at the time any direction or consent is required or may be given, has the most senior liens on or security interests in such Collateral as established pursuant to Section 2.1; provided that, in the event one or more Secured Credit Parties have pari passu liens on or security interest in Collateral, the Controlling Party shall refer to both such Secured Credit Parties and decisions shall be deemed to be made by the Controlling Party only to the extent consented to or approved by both such Secured Credit Parties; and

                 (2) with respect to Specified Actions, the Controlling Party shall mean all of the Secured Credit Parties;

provided, however, that in the event Adelson or any Adelson Relative directly or indirectly owns an interest (other than a participation) in excess of fifteen percent (15%) of the aggregate Indebtedness under the Bank Credit Facility, the Interim Mall Facility or the Mortgage Notes Facility (the percentage of the total Indebtedness attributable to Adelson or any Adelson Relative shall be determined in accordance with the procedure demonstrated by the following example: a direct or indirect 50% interest in a $70 million portion of a $140 million Indebtedness would equal a 25% interest in such Indebtedness), then the Secured Credit Party with respect to such Indebtedness (an "Ineligible Credit Party") shall not have the right to act as a Controlling Party in accordance with the foregoing, and the Controlling Party shall be the Credit Party or Parties determined in accordance with such provisions among the Secured Credit Parties other than the Ineligible Credit Party (the foregoing provisions shall not, however, limit or restrict the other rights of a Secured Credit Party under this Agreement, including, without limitation, exercise of the rights provided for in Section 4.6.1 or Section 4.6.2 and in Section 4.7.2, whether or not such Secured Credit Party is an Ineligible Credit Party in accordance with the foregoing).

           "Credit Parties" means the Bank Agent, the Mortgage Notes Indenture Trustee, the Subordinated Notes Indenture Trustee and, until the Mall Release Date, the Interim Mall Lender.

           "Disbursement Agent" means Scotiabank or its successor or assignee in its capacity as Disbursement Agent under the Disbursement Agreement, acting in such capacity under the Disbursement Agreement, the Account Agreements and the Consents.

           "Disbursement Agreement Default" means the occurrence and continuance of an Event of Default under the Disbursement Agreement.

           "Disbursement Agreement Default Date" the date upon which a Disbursement Agreement Default occurs.

           "Eurodollar Rate Loans" shall have the meaning ascribed thereto in the Bank Credit Agreement.

           "Event of Default" means, as the context requires, (i) a Disbursement Agreement Default, or (ii) the occurrence and continuance of an "Event of Default" by or with respect to the Company under the applicable Financing Agreement; provided, however, that notwithstanding the provisions of Section 1.2 of this Agreement, any matter which would have constituted an "Event of Default" under a Facility Agreement but for the waiver thereof by the Credit Party to such Facility Agreement, or but for the termination of such Facility Agreement, shall not constitute an Event of Default for purposes of this Agreement.

           "Exercise Remedies" or the "Exercise of Remedies" means the recording of a Notice of Default under any of the Deeds of Trust, the commencement of an action for judicial foreclosure, the appointment of a receiver, the enforcement of personal property foreclosure proceedings (whether judicial or non-judicial), the filing of a complaint or other action to enforce any Obligations, realization on Collateral or the enforcement of other remedies under any Related Collateral Agreement or any Facility Agreement, or the exercise of set off, or any combination of the foregoing, by or for the benefit of any Credit Party hereto; provided, however, that "Exercise Remedies" or the "Exercise of Remedies" shall exclude, without limitation, the following: (i) the giving of notices of default (as distinguished from recording a Notice of Default), (ii) any declaration of an Acceleration Event, and (iii) actions taken by any Secured Credit Party or the Intercreditor Agent to perfect, or to extend or confirm the perfection or effectiveness of, any lien provided for herein or in the applicable Facility Agreements.

           "Facility or Facilities" means, as the context requires, any or all of the Bank Credit Facility, the Interim Mall Facility, the Mortgage Notes Proceeds and the Subordinated Notes Proceeds.

           "Facility Agreements" means, collectively, the Bank Credit Agreement, the Interim Mall Credit Agreement, the Mortgage Notes Indenture and the Subordinated Notes Indenture.

           "Facility Amendment" means any amendment, modification, extension or renewal of any Facility or Facility Agreement.

           "Hotel/Casino" means the entire Project other than the Mall; provided, however, that after the release of the Phase II Land in accordance with Section 2.8 below, the Hotel/Casino shall exclude the Phase II Land.

           "Hotel/Casino Collateral" means all real and personal property encumbered to secure the Bank Secured Obligations under the Bank Security Documents other than: (a) the Shared Collateral, (b) the Separate Proceeds Accounts Collateral, and (c) Mall Construction Subsidiary's interest in the Mall Collateral; provided, however, that:

                 (1) until the creation and conveyance of the Mall Parcel and the termination of the Mall Lease, all in accordance with the terms of this Agreement and the Disbursement Agreement on the Mall Parcel Creation Date, the Hotel/Casino Collateral shall include, without limitation, (A) fee title to the real property leased to Mall Construction Subsidiary pursuant to the Mall Lease (the "Pre-Separation Underlying Mall Fee"), and
      (B) the interest of Venetian as lessor under the Mall Lease;

                 (2) after the Mall Parcel Creation Date, the Hotel/Casino Collateral shall not include the Mall Parcel;

                 (3) prior to the Mall Release Date, any Shared Collateral allocated to the Hotel/Casino pursuant to Section 4.8 shall become Hotel/Casino Collateral as provided for therein,

                 (4) upon the Mall Release Date, all Shared Collateral shall become Hotel/Casino Collateral (except any then-pending allocations of Shared Collateral Proceeds in accordance with Section 4.8), and

                 (5) after the Phase II Land has been released from the liens and security interests securing the Bank Credit Facility and the Mortgage Notes, in accordance with Section 2.8 hereof, the Hotel/Casino Collateral shall not include the Phase II Land.

           "Intercreditor Agent" means Scotiabank as the Intercreditor Agent pursuant to Section 6 of this Agreement, its permitted successor or assignee in such capacity, and any Additional Intercreditor Agent appointed pursuant to said
Section 6.

           "Interim Mall Lender" means GMAC Commercial Mortgage Corporation or its successor or assignee in its capacity as lender under the Interim Mall Credit Agreement.

           "Interim Mall Secured Obligations" means all Obligations under the Interim Mall Loan Facility, the Interim Mall Security Documents and the other Interim Mall Financing Agreements.

           "Mall Collateral" means all real and personal property encumbered to secure the Interim Mall Secured Obligations under the Interim Mall Security Documents other than: (a) the Shared Collateral (other than Shared Collateral allocated to the Mall pursuant to Section 4.8), (b) the Separate Proceeds Accounts Collateral, (c) the Tranche B Collateral, and (d) the Pre-Separation Underlying Mall Fee (encumbered under the Interim Mall Space Fee Deed of Trust provided for herein); provided, however, that after the Mall Parcel Creation Date, the Mall Collateral shall include the Mall Parcel. The Mall Collateral shall include, without limitation, the interest of Mall Construction Subsidiary as lessee under the Billboard Master Lease and (i) the interest of Mall Construction Subsidiary as lessee under the Mall Lease until the creation and conveyance of the Mall Parcel, and the termination of the Mall Lease, all in accordance with the terms of this Agreement and the Disbursement Agreement on the Mall Parcel Creation Date, and (ii), following such event, the Mall Parcel. (The interest of Venetian as lessor under the Master Billboard Lease, and fee title to the real property leased to Mall Construction Subsidiary under the Billboard Master Lease, are, however, Hotel/Casino Collateral.)

           "Mall Parcel Creation Date" means the date on which the transactions provided for in Section 5.16(b) of the Disbursement Agreement occur in connection with the creation of the Mall Parcel as a separate legal parcel of real property under applicable Nevada law.

           "Mall Release Date" means the date upon which the transactions provided for in Section 5.16(c) of the Disbursement Agreement have occurred.

           "Mortgage Notes Deed of Trust (Mall Parcel)" means that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to be executed in accordance with the terms and conditions of the Disbursement Agreement on the Mall Parcel Creation Date by Mall Construction Subsidiary, as trustor, to Lawyers Title of Nevada, Inc., as trustee, for the benefit of the Mortgage Notes Indenture Trustee, as beneficiary.

           "Mortgage Notes Deed of Trust (Venetian)" means that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of even date herewith, made by Venetian, as trustor, to Lawyers Title of Nevada, Inc., as trustee, for the benefit of the Mortgage Notes Indenture Trustee, as beneficiary.

           "Mortgage Notes Leasehold Deed of Trust (Mall)" means that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of even date herewith, made by Mall Construction Subsidiary, as trustor, to Lawyers Title of Nevada, Inc., as trustee, for the benefit of the Mortgage Notes Indenture Trustee, as beneficiary.

           "Mortgage Notes Indenture Trustee" means First Trust National Association or its successor or assignee in its capacity as Trustee under the Mortgage Notes Indenture.

           "Mortgage Notes Proceeds" means the proceeds from the issuance of the Mortgage Notes (net of any underwriter's discount and expenses).

           "Mortgage Notes Secured Obligations" means all Obligations under the Mortgage Notes Facility, the Mortgage Notes Security Documents and the other Mortgage Notes Financing Agreements.

           "Notice of Default" means a notice of default which must be recorded in the official real property records of Clark County, Nevada, in order to commence non-judicial foreclosure of a Deed of Trust in accordance with applicable Nevada law.

           "Permitted Facility Amendment" means a Facility Amendment of the Bank Credit Facility or the Interim Mall Loan Facility, or the applicable Facility Agreement of either, which is expressly permitted pursuant to Section 3 of this Agreement.

           "Project Security Agreements" means the Borrower Security Agreement and the Mall Security Agreement, together with any security agreement hereafter entered into by any Affiliates of the Company for the benefit of one or more of the Secured Lenders.

           "Protective Advances" means any Advances with respect to (i) the payment of any delinquent taxes or insurance premiums owed by the any of the Company Group with respect to the Project, (ii) the removal of any lien or encumbrance on the Project or the defense of Company's title thereto or of the validity, enforceability, perfection or priority of the liens and security interests granted pursuant to the Security Documents, (iii) the payment of Project Costs after delivery of a Stop Funding Notice by the Disbursement Agent, or (iv) the repair, maintenance, protection or preservation of the value of the Project or any portion thereof, including, without limitation, for payment of
(A) heating, gas, electric and other utility bills (including any payments due under those Energy Services Agreements each dated as of May 1, 1997, between Venetian and the HVAC Provider and between Mall Construction Subsidiary and the HVAC Provider), or (B) amounts reasonably necessary to prevent the provider of any financing pursuant to an Approved Equipment Funding Commitment (i) from terminating its agreement to advance funds thereunder, or (ii) from exercising rights under the documentation applicable to its financing commitment so as to deprive the Project of the equipment procured with advances made pursuant to such financing commitment.

           "REA" means that certain Amended and Restated Reciprocal Easement, Use and Operating Agreement dated as of the date hereof among Venetian, LVSI, Mall Construction Subsidiary and Interface Group-Nevada, Inc.

           "Related Collateral Agreements" means the Project Security Agreements, the Account Agreements and the Consents.

           "Required Protective Advance" means any Protective Advance made by the Secured Lenders pursuant to Section 4.2 hereof.

           "Revolving Bank Loan Commitment" shall have the meaning ascribed to the term "Revolving Loan Commitment" in the Bank Credit Agreement.

           "Secured Credit Parties" means the Bank Agent, the Mortgage Notes Indenture Trustee, and, until the Mall Release Date, the Interim Mall Lender.

           "Secured Lenders" means the Bank Agent and the Bank Lenders, the Mortgage Notes Indenture Trustee and the Mortgage Note Holders, and, until the Mall Release Date, the Interim Mall Lender.

           "Secured Obligations" means the Bank Secured Obligations, the Interim Mall Secured Obligations or the Mortgage Notes Secured Obligations, as the context requires.

           "Securities Intermediary" means Scotiabank or its successor or assignee in its capacity as Securities Intermediary under any Account Agreement, except that under the Mortgage Notes Proceeds Account Agreement, "Securities Intermediary" means Goldman, Sachs & Co. or its successor or assignee in such capacity.

           "Separate Proceeds Accounts Collateral" means the Mortgage Notes Proceeds Account Collateral and the Bank Proceeds Account Collateral.

           "Shared Accounts Agreements" means the HVAC Accounts Agreement, the Completion Guaranty Account Agreement and the Disbursement Account Agreement.

           "Shared Accounts Collateral" means (i) the HVAC Accounts Collateral,
(ii) the Completion Guaranty Account Collateral, and (iii) the Project Development Accounts Collateral.

           "Shared Collateral" means the Shared Accounts Collateral and the Shared Intangible Collateral.

           "Shared Collateral Proceeds" means the portion of the Shared Collateral constituting proceeds received or held by the Disbursement Agent, the Intercreditor Agent, the Securities Intermediary, any Secured Credit Party or any Secured Lender.

           "Shared Intangible Collateral" means the agreements, insurance proceeds and other intangible property of Venetian or LVSI described as "Shared Intangible Collateral" in the Borrower Security Agreement; provided, however, that the Shared Intangible Collateral shall not include (i) the Mortgage Notes Proceeds Account Collateral,
(ii) the Tranche B Collateral, or (iii) the Bank Proceeds Account Collateral.

           "Specified Actions" means any of the following except to the extent required under the Disbursement Agreement, this Agreement or the Related Collateral Agreements or required by law: (i) the release of any Collateral,
(ii) the release of any lien under the Related Collateral Agreements, or (iii) any change in the priority of such liens.

           "Subordinated Notes Indenture Trustee" means First Union National Bank or its successor or assignee in the capacity of Trustee under the Subordinated Notes Indenture.

           "Subordinated Notes Proceeds" means the proceeds from the issuance of the Subordinated Notes (net of any underwriter's discount and expenses).

           "Standstill Period" means a period of forty-five (45) days commencing upon the occurrence of a specified default, which period may be extended for an additional fifteen (15) days upon written notice given to the other Credit Parties within such 45-day period by Bank Agent or, prior to the Mall Release Date only, by Interim Mall Lender.

           1.2 Interpretation. To the extent that reference is made in this Agreement to any term defined in, or to any other provision of, any other agreement, such term or provision shall continue to have the original meaning thereof notwithstanding any termination, expiration or amendment of such other agreement; provided, however, that upon any formal written amendment of the Disbursement Agreement or any other agreement to which all of the Credit Parties are parties, to the extent such amendment modifies terms defined therein or other provisions thereof which are referred to in this Agreement, then such references herein shall be to such terms or provisions as so amended.

      2.   Collateral, Priority of Liens, Subordination and Release.

           2.1 Liens and Security Interests. The Credit Parties agree that each Secured Lender shall have the benefit of the following liens on and security interests in the Collateral:

               2.1.1 Collateral for Bank Secured Obligations. The Bank Secured Obligations shall be secured:

                     (1) by a first priority lien on the Bank Proceeds Account
                         Collateral,

                     (2) by first priority liens on and security interests in
                         the Hotel/Casino Collateral,

                     (3) together with the Interim Mall Secured Obligations, by first priority liens on and security interests in the Shared Collateral, and

                     (4) prior to the Mall Release Date, by second priority
                         liens on and security interests in the Mall Collateral, which second priority liens and security interests shall be subject and subordinate to the liens and security interests in the Mall Collateral securing the Interim Mall Secured Obligations;

               2.1.2 Collateral for Mortgage Notes Secured Obligations. The Mortgage Notes Secured Obligations shall be secured:

                     (1) by a first priority lien on and security interest in
                         the Mortgage Notes Proceeds Account Collateral,

                     (2) by second priority liens on and security interests in
                         the Hotel/Casino Collateral, which second priority liens and security interests shall be subject and subordinate to the liens and security interests in the Hotel/Casino Collateral securing the Bank Secured Obligations,

                     (3) by a second priority lien on and security interest in
                         the Shared Collateral, which second priority lien and security interest shall be subject and subordinate to the liens and security interests in the Shared Collateral securing the Bank Secured Obligations and securing the Interim Mall Secured Obligations, and

                     (4) prior to the Mall Release Date, by third priority liens on and security interests in the Mall Collateral, which third priority liens and security interests shall be subject and subordinate to the liens and security interests in the Mall Collateral securing the Interim Mall Secured Obligations and securing the Bank Secured Obligations, respectively; and

               2.1.3 Collateral for Interim Mall Secured Obligations. The Interim Mall Secured Obligations shall be secured:

                     (1) by a first priority lien on and security interest in
                         the Mall Collateral,

                     (2) together with the Bank Secured Obligations, by a first priority lien on and security interest in the Shared Collateral, and

                     (3) prior to the earlier of the Mall Release Date or the
                         Mall Parcel Creation Date, by a third priority lien on and security interest in the Pre-Separation Underlying Mall Fee encumbered under the Interim Mall Space Fee Deed of Trust, which third priority lien and security interest shall be subject and subordinate to the liens on and security interests in the Hotel/Casino Collateral securing the Bank Secured Obligations and securing the Mortgage Notes Secured Obligations, respectively.

The Credit Parties further acknowledge and agree that the Subordinated Notes shall be and remain unsecured obligations of LVSI and Venetian. Under the Related Collateral Agreements, the liens and security interests in the Collateral described therein have been granted to Intercreditor Agent on behalf of the Secured Credit Parties, with the lien priorities provided for in this
Section 2.1. In addition to the liens and security interests securing the Bank Secured Obligations as described in Section 2.1.1 above, advances may be made under the Revolving Bank Loan Commitment under the Bank Credit Facility in accordance with Section 2.2.3(b) of the Disbursement Agreement to finance acquisition of portions of the Equipment Component prior to initial funding under an Approved Equipment Funding Commitment, and in connection therewith the Bank Agent on behalf of the Bank Lenders shall also have (in addition to the liens described above) a first lien security interest in the portions of the Equipment Component acquired with such advances, to secure such advances and all other Bank Secured Obligations, which additional lien and security interest shall be released by Bank Agent upon the date such advances by the Bank Lenders are repaid from the proceeds of the initial funding under an Approved Equipment Funding Commitment for such property (whether the GECC Commitment or otherwise); no other Credit Party shall have a lien or security interest in such additional collateral.

           2.2   Liens on the Mall.

                 2.2.1 Prior to Mall Parcel Creation Date. Prior to the Mall Parcel Creation Date, the Credit Parties agree as follows:

                       2.2.1.1 The Credit Parties agree that the Bank Deed of Trust (Venetian) and the Mortgage Notes Indenture Deed of Trust (Venetian) shall be subject and subordinate to the Mall Lease and the Billboard Master Lease, such that the Mall Lease and the Billboard Master Lease will survive any judicial or non-judicial foreclosure of either such Deed of Trust, but in the event of the termination of the Mall Lease or the Billboard Master Lease, such Deeds of Trust will remain in full force and effect (if such termination is a result of the rejection of the Mall Lease or the Billboard Master Lease , subject to the obligations in
      Section 2.2.1.2 below).

                       2.2.1.2 The Bank Agent and the Mortgage Note Indenture Trustee agree that in the event that (i) the Mall Lease or the Billboard Master Lease is rejected by the tenant in a proceeding under the Bankruptcy Code, and (ii) the Bank Agent and/or the Mortgage Notes Indenture Trustee, as the case may be, have thereafter succeeded to the estate or interest of the Person which had been the landlord under the Mall Lease and the Billboard Master Lease by foreclosure or otherwise and upon such succession have the legal right to lease the premises previously leased under the Mall Lease or the Billboard Master Lease, as the case may be, free of claims of subsequent tenants and others holding interests therein, then, upon a request of the Interim Mall Lender within thirty
      (30) days following notice of such succession, the Bank Agent or the Mortgage Notes Indenture Trustee, as the case may be, shall execute and deliver a new Mall Lease or a new Billboard Master Lease with Interim Mall Lender upon the same terms and conditions, for a term equal to what would have been the remaining term of the Mall Lease or the Billboard Master Lease, as applicable, but for such rejection. The Bank Agent and the Mortgage Notes Indenture Trustee further agree that in the event that (i) the Mall Lease or the Billboard Master Lease is rejected by the landlord thereunder in a proceeding under the Bankruptcy Code, (ii) the Bank Agent and/or the Mortgage Notes Indenture Trustee, as the case may be, have thereafter succeeded to the estate or interest of the landlord under the Mall Lease and the Billboard Master Lease by foreclosure or otherwise, and
      (iii) the Interim Mall Lender has the right to possession of the premises pursuant to the terms of the Interim Mall Leasehold Deed of Trust and the Mall Lease or the Billboard Master Lease, as the case may be, then on the request of the Interim Mall Lender within thirty (30) days following notice of such succession, the Bank Agent or the Mortgage Notes Indenture Trustee, as the case may be, shall execute and deliver a new Mall Lease or a new Billboard Master Lease, as applicable, with Interim Mall Lender upon the same terms and conditions, for a term equal to what would have been the remaining term of the Mall Lease or the Billboard Master Lease but for such rejection. Notwithstanding the foregoing, however, neither the Bank Agent nor the Mortgage Notes Trustee shall have any obligation to enter into a new Billboard Master Lease in accordance with this Section 2.2.1.2 prior to the Mall Parcel Creation Date unless either (i) the Interim Mall Lender then simultaneously enters into a new Mall Lease in accordance with the foregoing, or (ii) the Mall Lease (including any new Mall Lease previously entered into in accordance with this Section 2.2.1.2) is then in effect.

                       2.2.1.3 The Interim Mall Lender agrees (i) that the Interim Mall Space Fee Deed of Trust constitutes a lien on the Pre-Separation Underlying Mall Fee only, (ii) that the Interim Mall Space Fee Deed of Trust shall be subject and subordinate to the liens on and security interests in the Pre-Separation Underlying Mall

      Fee and the other Hotel/Casino Collateral created by the Bank Security Documents and the Mortgage Notes Indenture Security Documents, (iii) that the Interim Mall Space Fee Deed of Trust may not be foreclosed except with the prior written consent of the Bank Agent and the Mortgage Notes Indenture Trustee, (iv) that the Interim Mall Lender shall not contest the validity or priority of the liens and security interests created thereby or seek to enjoin, delay or otherwise interfere with any foreclosure (whether judicial or non-judicial) of the Bank Deed of Trust (Venetian) or the Mortgage Notes Indenture Deed of Trust (Venetian), as the case may be, and (v) that the Interim Mall Lender shall not be entitled to any proceeds arising from or in connection with any such foreclosure of the Bank Deed of Trust (Venetian) or the Mortgage Notes Indenture Deed of Trust (Venetian), as the case may be.

                       2.2.1.4 The Interim Mall Lender further acknowledges and agrees (i) that all of the Collateral encumbered under the Borrower Security Agreement other than the Shared Intangible Collateral is Hotel/Casino Collateral which secures only the Bank Credit Facility and the Mortgage Notes Facility (with the lien priority provided for in Section 2.1 above, and none of such Collateral secures the Interim Mall Facility, and (ii) that except for the lien and security interest created by the Interim Mall Space Fee Deed of Trust on the Pre-Separation Underlying Mall Fee, which shall be subject to the provisions of Section 2.2.1.3, no portion of the Hotel/Casino Collateral secures or shall secure the Interim Mall Facility.

               2.2.2 Upon Creation of Mall Parcel. On the Mall Parcel Creation Date, pursuant to Section 5.16(b) of the Disbursement Agreement: (i) Venetian shall convey the Mall Parcel to Mall Construction Subsidiary, (ii) Venetian and Mall Construction Subsidiary shall terminate the Mall Lease, and (iii) the Secured Credit Parties, subject to obtaining the legal opinions and title policy endorsements provided for in Section 5.16(b), shall take the actions provided for in said Section 5.16(b). Upon the occurrence of such events, the fee ownership of the Mall Parcel shall no longer be Hotel/Casino Collateral, but shall then become Mall Collateral. The provisions of Section 2.1 hereof with respect to the validity, priority, perfection, and subordination of all liens on and security interests in the Collateral shall continue to apply upon and following the Mall Parcel Creation Date.

           2.3 Shared Collateral. With respect to the Shared Collateral, (a) the respective priorities of the liens and security interests securing the Obligations to the Secured Lenders shall be as provided for in Section 2.1 above, and (b) the respective rights of the Secured Credit Parties shall be as provided for in the Disbursement Agreement, the Borrower Security Agreement, the Shared Account Agreements and this Agreement, including the provisions for certain allocation of Shared Collateral Proceeds pursuant to Section 4.8 hereof. With respect to the Shared Collateral, if the Secured Credit Parties are entitled to Exercise Remedies with respect thereto prior to the Mall Release Date, in accordance with Sections 4.6.1 and Section 4.7.1 of this Agreement, then any Shared Collateral Proceeds shall be allocated between the Hotel/Casino and the Mall pursuant to Section 4.8, and upon such allocation, (i) such Shared Collateral allocated to the Mall shall be deemed to become Mall Collateral, with the lien priorities in such Mall Collateral as provided for in Section 2.1 above (i.e., with first lien priority to secure the Interim Mall Secured Obligations, second lien priority to secure the Bank Secured Obligations, and third lien priority to secure the Mortgage Notes Secured Obligations), and (ii) such Shared Collateral so allocated to the Hotel/Casino shall be deemed to become Hotel/Casino Collateral, with the lien priorities in such Hotel/Casino Collateral provided for in Section 2.1 (i.e., with first lien priority to secure the Bank Secured Obligations and second lien priority to secure the Mortgage Notes Secured Obligations). Upon the Mall Release Date, except to the extent of any then pending allocation of Shared Collateral Proceeds pursuant to Section 4.8 by reason of a right of Interim Mall Lender to Exercise Remedies against any Shared Collateral prior to the Mall Release Date, all Shared Collateral shall be and become Hotel/Casino Collateral for all purposes of this Agreement, with the lien priorities in such Hotel/Casino Collateral provided for in Section 2.1 (i.e., with first lien priority to secure the Bank Secured Obligations and second lien priority to secure the Mortgage Notes Secured Obligations).

           2.4 Tranche B Collateral. In addition to the Collateral described in
Section 2.1, the Interim Mall Obligations are secured by the Tranche B Collateral described in the Disbursement Agreement. The Tranche B Collateral is not "Collateral" for any purpose of this Agreement, no other Credit Party shall have any liens thereon or any security interest therein, and the Interim Mall Lender shall have the right to Exercise Remedies with respect to the Tranche B Collateral at any time, without reference to the Standstill Periods or other conditions provided for in this Agreement with respect to Collateral.

           2.5 Separate Proceeds Accounts Collateral. The Mortgage Notes Proceeds Account Collateral secures only the Mortgage Notes Secured Obligations, and no other Credit Party shall have any liens thereon or any security interest therein. The Bank Proceeds Account Collateral secures only the Bank Secured Obligations, and no other Credit Party shall have any liens thereon or any security interest therein.

           2.6 No Other Collateral. Except as provided for in the preceding provisions of this Section 2 and in this Section 2.6, no Credit Party shall be entitled to receive and hold, directly or indirectly, any liens on or security interests in (i) any property or assets owned directly or indirectly by any of the Company Group, or (ii) any stock, securities, membership interests, partnership interests or other direct or indirect equity interests in the Company or in any Affiliate of the Company, except as follows:

               2.6.1 The Bank Lenders, or any of them, may provide all or any portion of financing pursuant to Approved Equipment Funding Commitments, on similar or dissimilar terms to the GECC Commitment, and may secure such obligations by liens on and security interests in the Equipment Component. Unless LVSI, Venetian and the Credit Parties otherwise agree, (i) any indebtedness owed to the Bank Lenders pursuant to financing by them pursuant to Approved Equipment Funding Commitments shall not be secured by the Collateral, and (ii) the rights of such Bank Lenders with respect to any financing provided for the Equipment Component vis a vis the rights of the Credit Parties with respect to the Facilities shall be governed and controlled by any separate consent and agreement as may be executed by such parties, and shall not be governed and controlled by this Agreement.

               2.6.2 In connection with any Permitted Facility Amendment, the Bank Agent may receive and hold liens on and security interests for the benefit of the Bank Lenders in any other assets or property owned directly or indirectly by any of the Company Group other than (i) the Mall Collateral, the Mortgage Notes Proceeds Account Collateral, and the Tranche B Collateral, and (ii) any stock, securities, membership interests or other direct or indirect equity interests in the Company or any Affiliate of the Company; provided, however, that any liens or security interests shall be permitted in the Equipment Component only to the extent same do not violate the terms of the Approved Equipment Funding Commitment or the financing agreements executed pursuant thereto.

               2.6.3 In connection with any Permitted Facility Amendment, the Interim Mall Lender may receive and hold liens on and security interests in any other assets or property owned directly or indirectly by any of the Company Group other than (i) the Hotel/Casino Collateral, the Mortgage Notes Proceeds Account Collateral and the Bank Proceeds Account Collateral, and (ii) any stock, securities, membership interests or other direct or indirect equity interests in the Company or any Affiliate of the Company; provided, however, that any liens or security interests shall be permitted in the Equipment Component only to the extent same do not violate the terms of the Approved Equipment Funding Commitment or the financing agreements executed pursuant thereto.

               2.6.4 In connection with any Additional Capital Indebtedness, the lender(s) thereof, including any Credit Party or Lender, may receive the liens and security interests provided for in Section 3.7 below.

           2.7 Confirmation of Liens. Each Credit Party hereto hereby confirms and agrees that the liens and security interests held by or for the benefit of each Secured Lender in the Collateral, as provided for in the preceding provisions of this Section 2, shall secure all Obligations of the Company Group or any of them now or hereafter owing to each Secured Lender in connection with the applicable Facility throughout the term of this Agreement, in each case with the priority specified in Section 2.1, notwithstanding (i) the availability of any other collateral to any Secured Lender, (ii) the actual date and time of execution, delivery, recording, filing and perfection of any of the Security Documents, (iii) the fact that any lien or security interest created by any of the Security Documents, or any claim with respect thereto, is or may be subordinated, avoided or disallowed in whole or in part under the Bankruptcy Code or other applicable federal or state law, or (iv) that the

Mall Lease may be rejected under the Bankruptcy Code or other applicable federal or state law; provided, however, that any Obligations owed to a Credit Party in its capacity as the provider of financing pursuant to an Approved Equipment Funding Commitment shall not be secured by the Hotel/Casino Collateral, the Separate Proceeds Accounts Collateral, the Tranche B Collateral, the Shared Collateral or the Mall Collateral. In the event of a proceeding, whether voluntary or involuntary, for insolvency, liquidation, reorganization, dissolution, bankruptcy or other similar proceedings pursuant to the Bankruptcy Code or other applicable federal or state law, each Credit Party further confirms and agrees that the Obligations due and outstanding under and with respect to each Facility shall include all principal, additional advances permitted hereunder, Protective Advances made by such Credit Party, interest, default interest, LIBOR breakage and swap breakage, post petition interest and all other amounts due thereunder, for periods before and for periods after the commencement of any such proceedings, even if the claim for such amounts is disallowed pursuant to applicable law, and all proceeds from the sale or other disposition of the Collateral shall be paid to the Secured Lenders in the order and priority provided for in this Section 2 notwithstanding the disallowance of any such claim or the invalidity or subordination of any lien on or security interest in the Collateral under applicable law.

           2.8 Phase II Release. The Bank Agent and the Mortgage Notes Indenture Trustee agree to release their respective liens on and security interests in the Phase II Land upon compliance with and satisfaction of the Phase II Release Conditions under the Disbursement Agreement and the conditions to the notice thereof to be given by the Disbursement Agent under Section 5.16(d) of the Disbursement Agreement.

           2.9 Mall Release. On the Mall Release Date in accordance with Section 5.16(c) of the Disbursement Agreement, the Bank Agent and the Mortgage Notes Indenture Trustee shall release their respective liens on and security interests in the Mall Collateral and the Interim Mall Lender shall release LVSI, Venetian, the Mall Construction Subsidiary and all other members of the Company Group other than Mall I LLC from all Obligations and liabilities under the Interim Mall Facility. Upon such releases, the Interim Mall Lender and/or the Permanent Mall Lender shall not thereafter be parties to, be bound by or be entitled to the benefits of this Agreement; provided, however, that (i) the provisions of
Section 2.2.2 with respect to a new Mall Lease shall survive until the Mall Parcel Creation Date and the provisions of Section 2.2.2 with respect to a new Billboard Master Lease shall survive until the termination of this Agreement (following termination of the Disbursement Agreement referred to in said Section 2.2.2, the Intercreditor Agent shall replace the Disbursement Agent for purposes of Section 5.16(b) thereof), and (ii) the provisions of Section 4.8 hereof shall survive with respect to any then pending allocation of Shared Collateral Proceeds pursuant to Section 4.8 by reason of a right of Interim Mall Lender to Exercise Remedies in such Shared Collateral prior to the Mall Release Date.

           2.10 Effect. All provisions of this Agreement, including but not limited to, all matters relating to the creation, validity, perfection, priority, subordination and release of the liens and security interests intended to be created by the Security Documents and all provisions regarding the allocation and priority of payments with respect to any Facility shall survive the filing of a proceeding under the Bankruptcy Code and be fully enforceable by and against each Credit Party hereto during any such proceeding.

           2.11 Mall Space Leases. To the extent that the Mall Construction Subsidiary enters into lease agreements for space in the Mall, and such leases comply with the applicable requirements of the Interim Mall Credit Agreement, then at the request of the Interim Mall Lender, the Bank Agent and the Mortgage Notes Trustee shall execute instruments reasonably requested by the Interim Mall Lender to provide for the survival of such leases in the event of the foreclosure of any Deed of Trust on the Mall.

      3.   Permitted Facility Amendments; Protective Advances.

           3.1 Bank Credit Facility Amendments. The Bank Agent and the Bank Lenders shall have the right, at any time and without the consent of the other Credit Parties, and without affecting the validity and priority of the liens on and security interests in the Collateral created by the Bank Security Documents, to enter into a Facility Amendment with respect to the Bank Credit Facility or the Obligations evidenced thereby provided that, after giving effect to such Facility Amendment, the following conditions are satisfied:

                3.1.1 in the event that the maximum amount of the Commitment under the Bank Credit Facility is increased pursuant to such Facility Amendment, then the amount of Additional Bank Proceeds advanced and outstanding pursuant to such Facility Amendment shall be subject to the following limitation:

                           (1) prior to the Mall Release Date, except as
                 provided for in Section 3.1.6 below, such amount shall not exceed Twenty Million Dollars ($20,000,000) minus the amount of any Additional Mall Proceeds theretofore advanced by the Interim Mall Lender pursuant to Section 3.2.1 hereof (no Additional Bank Proceeds advanced pursuant to Section 3.1.6 or any Additional Mall Proceeds advanced pursuant to Section 3.2.4 shall count against said $20,000,000 limitation applicable to advances of Additional Bank Proceeds under this clause (1) of
                 Section 3.1.1); but

                           (2) following the Mall Release Date, except as
                 provided for in Section 3.1.6 below, such amount shall not exceed Forty Million Dollars ($40,000,000) minus the aggregate amount, not to exceed $20,000,000, of Additional Bank Proceeds theretofore advanced pursuant to this Section 3.1.1(1) or
                 Section 3.1.6 below and of Additional Mall Proceeds advanced prior to the Mall Release Date pursuant to Section 3.2.1 or
                 Section 3.2.4.

                3.1.2 any Additional Bank Proceeds advanced pursuant to a Facility Amendment increasing the Commitment under Section 3.1.1 or
      Section 3.1.6 shall be used to pay any Project Costs or, after the Mall Release Date, any amounts for general corporate purposes or working capital of the Company (in either case including the reasonable fees and expenses incurred by the Bank Lenders in connection with such Facility Amendment);

                3.1.3 the unfunded Commitment under the Bank Credit Facility shall not be reduced pursuant to such Facility Amendment prior to the Mall Release Date except to the extent such reductions are permitted under
      Section 6.8 of the Disbursement Agreement;

                3.1.4 the weighted average life to maturity (as determined with reference to scheduled amortization payments) of the Indebtedness under the Bank Credit Facility (either outstanding or available to be borrowed under the Bank Credit Facility in effect immediately prior to the Facility Amendment) shall not be reduced as a result of such Facility Amendment;

                3.1.5 such Facility Amendment shall not result in the creation of a lien or security interest on additional collateral except in accordance with the provisions of Section 2.6.2 above; and

                3.1.6 in the event that a Disbursement Agreement Default or a Potential Event of Default occurs, at any time thereafter but prior to the Mall Release Date, the Bank Agent may enter into a Facility Amendment to further increase the maximum amount of the Commitment under the Bank Credit Facility in excess of the limitation set forth in Section 3.1.1 above, provided that:

                      3.1.6.1 the Additional Bank Proceeds advanced pursuant thereto shall be advanced on or before the Mall Release Date and shall not exceed the additional sum (i.e., in addition to amounts advanced in accordance with the limitations provided in Section 3.1.1 above) of Thirty Million Dollars ($30,000,000), which sum shall be reduced by the amount of any Additional Mall Proceeds theretofore advanced by the Interim Mall Lender pursuant to Section 3.2.4 (provided, however, that such $30,000,000 sum shall not be reduced by the amount of any Additional Bank Proceeds as may be advanced pursuant to Section 3.1.1 above or by the amount of any Additional Mall Proceeds as may be advanced pursuant to Section 3.2.1 below);

                      3.1.6.2 the Additional Bank Proceeds advanced pursuant thereto must be matched, dollar for dollar, by Additional Company Equity, which shall be deposited in the Company's Funds Account and disbursed in accordance with the Disbursement Agreement;

                      3.1.6.3 the Applicable Margin with respect to any Additional Bank Proceeds in connection with such Facility Amendment shall not exceed (i) 7% per annum for Base Rate Loans or any loan based on the prime rate or the federal funds rate, and (ii) 8% per annum for Eurodollar Rate Loans or any loan based on LIBOR, except that the Bank Lenders may also receive in connection therewith, contingent or participating interest, warrants, preferred or common stock, securities or other direct or indirect equity interests in the Company or its Affiliates so long as any required payments of interest shall not exceed, in the aggregate, the amounts permitted by the provisions of this Section 3.1.6.3; and

                      3.1.6.4 such Facility Amendment shall not increase the scheduled payments of principal due under the Bank Credit Facility during the period commencing on the Financing Date and ending on the date which is the later of three years after the Financing Date, or one year after the then-scheduled Mall Release Date.

Any Facility Amendment of the Bank Credit Facility in conformity with the foregoing shall constitute a Permitted Facility Amendment under this Agreement. The provisions of Section 2 hereof with respect to the validity, priority, perfection, and subordination of all liens on and security interests in the Collateral to secure the Bank Secured Obligations shall continue to apply to the Bank Credit Facility as so amended, modified or refinanced. In addition to such Facility Amendments, the Bank Lenders shall have the right to provide all or any portion of the financing pursuant to Approved Equipment Funding Commitments in accordance with Section 2.6.1 hereof.

           3.2 Interim Mall Facility Amendments. The Interim Mall Lender shall have the right, at any time and without the consent of the other Credit Parties, and without affecting the validity and priority of the liens on and security interests in the Collateral created by the Interim Mall Security Documents, to enter into a Facility Amendment with respect to the Interim Mall Facility or the Obligations evidenced thereby provided that, after giving effect to any such Facility Amendment, the following conditions are satisfied:

               3.2.1 in the event that the maximum amount of the Commitment under the Interim Mall Facility is increased pursuant to such Facility Amendment, then each of the following shall be satisfied:

                     3.2.1.1 the maximum amount of Additional Mall Proceeds
              advanced and outstanding pursuant to such Facility Amendment plus any the amount of any Additional Bank Proceeds theretofore advanced by the Bank Lenders pursuant to Section 3.1.1 hereof shall not exceed Twenty Million Dollars ($20,000,000), except as provided for in Section 3.2.4 below (no Additional Bank Proceeds advanced pursuant to Section 3.1.6 or any Additional

              Mall Proceeds advanced pursuant to Section 3.2.4 shall count against said $20,000,000 limitation applicable to advances of Additional Mall Proceeds under this Section 3.2.1);

                     3.2.1.2 the Additional Mall Proceeds advanced pursuant to a
              Facility Amendment increasing the Commitment under Section 3.2.1 or Section 3.2.4 shall be advanced prior to the Mall Release Date and shall be used to pay any Project Costs as may be designated by the Interim Mall Lender (including the reasonable fees and expenses incurred by the Interim Mall Lender in connection with such Facility Amendment);

                     3.2.1.3 no principal payments shall be due or be paid with respect to such Additional Mall Proceeds until at least the Mall Release Date; and

                     3.2.1.4 Interim Mall Lender shall confirm that Venetian and
              LVSI and all Affiliates of either other than Mall I Subsidiary shall be released from all obligations with respect to such Additional Mall Proceeds upon the occurrence of the Mall Release Date;

              3.2.2 the unfunded Commitment under the Interim Mall Facility shall not be reduced pursuant to such Facility Amendment prior to the Mall Release Date except to the extent such reductions are permitted under the Disbursement Agreement;

              3.2.3 such Facility Amendment shall not result in the creation of a lien or security interest on additional collateral except in accordance with the provisions of Section 2.6.3 above; and

              3.2.4 in the event that a Disbursement Agreement Default or a Potential Event of Default occurs, at any time thereafter but prior to the Mall Release Date the Interim Mall Lender may enter into a Facility Amendment to further increase the maximum amount of the Commitment under the Interim Mall Facility in excess of the limitation set forth in Section
      3.2.1.1 above, provided that:

                     3.2.4.1 the Additional Mall Proceeds advanced pursuant
              thereto shall not exceed the additional sum (i.e., in addition to amounts advanced by the Interim Mall Lender in accordance with the limitations provided in Section 3.2.1 above) of Thirty Million Dollars ($30,000,000), which sum shall be reduced by the amount of any Additional Bank Proceeds theretofore advanced by the Bank Lenders pursuant to Section 3.1.6 (provided, however, that such $30,000,000 sum shall not be reduced by the amount of any Additional Bank Proceeds as may be advanced pursuant to Section
              3.1.1 above
              or by the amount of any Additional Mall Proceeds as may be advanced pursuant to Section 3.2.1 above);

                    3.2.4.2 the Additional Mall Proceeds advanced pursuant
              thereto must be matched, dollar for dollar, by Additional Company Equity, which shall be deposited in the Company's Funds Account and disbursed in accordance with the Disbursement Agreement;

                    3.2.4.3 the Applicable Margin with respect to any Additional
              Mall Proceeds in connection with such Facility Amendment shall not exceed (i) 7% per annum for any loan based on the prime rate or the federal funds rate, and (ii) 8% per annum for any loan based on LIBOR, except that the Interim Mall Lender may also receive in connection therewith, contingent or participating interest, warrants, preferred or common stock, securities or other direct or indirect equity interests in the Company or its Affiliates so long as any required payments of interest shall not exceed, in the aggregate, the amounts permitted by the provisions of this
              Section 3.2.4.3; and

                    3.2.4.4 no payments of principal shall be permitted with
              respect to such Additional Mall Proceeds in connection with such Facility Amendment of the Interim Mall Facility prior to the Mall Release Date.

Any Facility Amendment of the Interim Mall Facility in conformity with the foregoing shall constitute a Permitted Facility Amendment under this Agreement. The provisions of Section 2 hereof with respect to the validity, priority, perfection, and subordination of all liens on and security interests in the Collateral to secure the Interim Mall Secured Obligations shall continue to apply to the Interim Mall Facility as so amended, modified or refinanced.

           3.3 Note Holders. The Mortgage Note Holders or the Subordinated Note Holders or any of them may provide the Additional Capital Indebtedness in accordance with the terms and conditions of Section 3.7 below; no other provision of this Agreement shall be construed to constitute the consent of the Bank Lenders or the Interim Mall Lender to any Facility Amendment with respect to the Mortgage Notes Indenture or the Subordinated Notes Indenture, and any such Facility Amendment which violates the terms and conditions of the Bank Financing Agreements or the Interim Mall Financing Agreements shall permit Bank Agent or the Interim Mall Lender to declare an Event of Default with respect to the Company thereunder.

           3.4 Waivers. Any Credit Party may, without the consent of the other Credit Parties, defer any payments due under its Facility or waive any provisions thereof.

           3.5 Protective Advances. Prior to the Mall Release Date, in the event that a Disbursement Agreement Default or Potential Event of Default occurs, thereafter any Secured Credit Party may, without the consent of the other Credit Parties and without affecting the validity or priority of any liens on or security interests in the Collateral created by the Security Documents, make Protective Advances (in addition to Required Protective Advances) provided that
(i) such Protective Advances shall be deemed to be Advances under the Disbursement Agreement, (ii) the Credit Party making any such Protective Advance shall have the right to specify the costs to be paid from the proceeds of such Advance, (iii), if made by the Bank Lenders, to the extent the maximum amount of the Bank Credit Facility has been advanced, then the amount of any Additional Bank Proceeds shall be subject to the limitations in Section 3.1 above, and
(iv), if made by the Interim Mall Lender, to the extent the maximum amount of the Interim Mall Facility has been advanced, then the amount of any Additional Mall Proceeds shall be subject to the limitations in Section 3.2 above.

           3.6 No Other Facility Amendments. Any Facility Amendment of the Bank Credit Facility or the Interim Mall Facility that does not comply with the provisions set forth in this Section 3 shall not be effective unless the prior written consent of the other Secured Credit Parties shall have been obtained, in which event such Facility Amendment shall constitute a Permitted Facility Amendment.

           3.7 Additional Capital Indebtedness. Prior to the Mall Release Date, upon the occurrence of a Disbursement Agreement Default or Potential Event of Default and so long as such default is continuing, each Credit Party agrees that, in addition to the Permitted Facility Amendments referred to above, LVSI and Venetian shall have the right to issue additional indebtedness ("Additional Capital Indebtedness") without the consent of the Bank Agent or the Interim Mall Lender so long as such Additional Capital Indebtedness complies with each of the following conditions (and each Credit Party hereby confirms to the other Credit Parties that such Additional Capital Indebtedness in accordance with the provisions of this Section 3.7 is permitted pursuant to the terms of its Facility Agreement):

              3.7.1 The maximum principal amount of any Additional Capital Indebtedness shall not exceed Fifty Million Dollars ($50,000,000) and all proceeds of such Additional Capital Indebtedness must be matched, dollar for dollar, by Additional Company Equity, which shall be deposited in the Company's Funds Account and disbursed in accordance with Article 2 of the Disbursement Agreement.

              3.7.2 The proceeds of the Additional Capital Indebtedness and Additional Company Equity shall be used solely to pay Project Costs (including reasonable fees, costs and expenses incurred in connection the issuance thereof) pursuant to the Disbursement Agreement.

              3.7.3 The Additional Capital Indebtedness may be unsecured or may be secured by liens on and security interests in the Collateral (other than the Mortgage

      Notes Proceeds Account Collateral or the Bank Proceeds Account Collateral) so long as all such liens and security interests (i) are subject and subordinate to the liens and security interests in favor of the Bank Lenders and the Interim Mall Lender, and (ii) are pari-passu with or are subject and subordinate to the liens on and security interests in the Collateral held by the Mortgage Notes Indenture Trustee. If so secured, then the Secured Lenders must receive endorsements to their respective title policies confirming, in form reasonably satisfactory to Bank Agent, Interim Mall Lender and the Mortgage Notes Indenture Trustee, the lien priority of their respective liens on the real property comprising the Collateral, in accordance with the foregoing.

              3.7.4 The issuance of such Additional Capital Indebtedness, and any related amendments to the Mortgage Notes Indenture and to the Subordinated Notes Indenture, shall be approved by (i) the holders of a majority (in aggregate principal amount) of the Mortgage Notes pursuant the Mortgage Note Indenture and (ii) the holders of a majority (in aggregate principal amount) of the Subordinated Notes pursuant to the Subordinated Notes Indenture.

              3.7.5 No cash payment of principal or interest shall be permitted on any Additional Capital Indebtedness prior to the first to occur of the Mall Release Date or the date the Interim Mall Facility is repaid in full; after said date, no cash payment of principal shall be permitted on any Additional Capital Indebtedness for so long as any portion of the Bank Credit Facility remains outstanding.

              3.7.6 Such Additional Capital Indebtedness shall have a maturity date at least six months after the maturity date of the Bank Credit Facility.

              3.7.7 The holders of any such indebtedness (if other than the Mortgage Note Holders) shall agree to become parties to and be bound by this Agreement.

              3.7.8 The terms and conditions of such Additional Capital Indebtedness (including financial and other covenants, events of default, provisions relating to notice and opportunities to cure) shall not be less favorable to the Company than the terms and conditions of the Mortgage Notes Indenture and provided further that the holders of any such indebtedness shall not be entitled to Exercise Remedies against any of the Company Group or with respect to the Collateral or file a petition in Bankruptcy unless and to the extent such actions are permitted to be taken hereunder by the Mortgage Notes Indenture Trustee; provided, however, that with respect to their Exercise of Remedies, the holders of any such Additional Capital Indebtedness shall be subject to the time periods provided for Additional Capital Indebtedness under Exhibit A.

              3.7.9 LVSI and Venetian shall pay all costs and expenses incurred by the Credit Parties, the Disbursement Agent, the Intercreditor Agent, the Securities

      Intermediary or the Secured Lenders, including, but not limited to, attorney's fees, title insurance premiums and other costs incurred in connection therewith.

           3.8 No Approval Rights of Subordinated Note Indenture Trustee. Except as expressly set forth in Section 3.7.4 hereof, neither the Subordinated Notes Indenture Trustee nor any Subordinated Note Holder, in such capacity, shall have the right to approve or withhold its consent (a) to any provision or action permitted to be taken by the other Credit Parties hereunder, or (b) to any amendment, supplement or waiver of any provisions of any Security Agreement.

      4.   Events of Default; Remedies; Certain Actions by Intercreditor Agent.

           4.1 Declaration of Event of Default. If a Disbursement Agreement Default has occurred and is continuing, each Credit Party may declare an Event of Default under its Facility Agreement and accelerate all Obligations due thereunder, to the extent and on the terms and conditions provided for in such Facility Agreement; provided, however, that (a) no Credit Party shall be entitled to Exercise Remedies against any of the Company Group or with respect to the Collateral except as set forth in Section 4.3, and (b) in the case of an acceleration prior to the Mall Release Date, each Credit Party agrees to reinstate its Facility and to recommence funding thereunder if the conditions provided for in Section 4.6.1.3 are satisfied.

           4.2 Required Protective Advances. No Secured Lender shall be required to advance any additional amounts under its Facility in the event that either:

               (1) a Disbursement Agreement Default has occurred and is
                   continuing; or

               (2) a Stop Funding Notice has been delivered by the Disbursement
                   Agent pursuant to the Disbursement Agreement and the Disbursement Agent has not delivered an Advance Confirmation Notice countermanding such Stop Funding Notice in accordance with the Disbursement Agreement;

provided, however, that notwithstanding the existence of a Disbursement Agreement Default or of any other fact or circumstance which would permit the Disbursement Agent to issue a Stop Funding Notice under the Disbursement Agreement, upon approval of the Bank Agent (acting solely upon the direction of the Requisite Lenders, as defined in the Bank Credit Facility) and the Interim Mall Lender, acting jointly, the Secured Lenders shall be obligated to make Required Protective Advances, pro rata in accordance with the Disbursement Agreement, for the following purposes:

              4.2.1 to repair, maintain, preserve and protect the Project, in each case, as certified to be reasonably necessary by the Construction Consultant;

              4.2.2 to pay all interest, principal repayments and other amounts then due on any financing pursuant to an Approved Equipment Commitment (whether the GECC Commitment or otherwise) to the extent reasonably necessary to prevent the provider of such Approved Equipment Financing Commitment (i) from terminating its commitment to advance funds thereunder, or (ii) from exercising rights under the documentation applicable to its financing commitment so as to deprive the Project of the equipment procured with the advances made pursuant to such financing commitment; and

              4.2.3 only in the event (a) such Disbursement Agreement Default was declared solely under Section 7.1.2 of the Disbursement Agreement (captioned "Failure to Demonstrate Balancing"), or (b) such Stop Funding Notice was issued solely as a result of the failure by the Company to satisfy the condition set forth in Section 3.2.18 of the Disbursement Agreement (captioned "In Balance Requirement") (but all other conditions as set forth in Section 3.2 of the Disbursement Agreement have been satisfied), then to pay for Project Costs incurred in respect of work completed or materials purchased on or prior to the date on which the Disbursement Agent delivers notice that such Disbursement Agreement Default has occurred or delivers such Stop Funding Notice, in which event each such Required Protective Advance shall be made subject to receipt by the Disbursement Agent of (i) a certificate from the Construction Manager or the applicable Contractor(s) that such work was completed prior to such date, or (ii) an invoice dated prior to such date for any material purchased prior to such date, as appropriate and, in each case, confirmed by the Construction Consultant;

provided further, however, that (A) the aggregate amount of all Required Protective Advances pursuant to Section 4.2.1 and Section 4.2.2 shall not exceed Twenty-Five Million Dollars ($25,000,000), (B) the obligation of the Mortgage Notes Indenture Trustee and the Mortgage Note Holders to make Required Protective Advances shall be satisfied solely out of the Mortgage Notes Proceeds Account Collateral, and said parties shall have no obligation to make any further Required Protective Advances from and after exhaustion of the Mortgage Notes Proceeds Account Collateral, and (C) the Bank Lenders and the Interim Mall Lender shall have no obligation to make any Required Protective Advances except to the extent of the unfunded Commitments under their respective Facility Agreements.

           4.3 Standstill. Until and unless a Disbursement Agreement Default shall occur and be continuing and the Standstill Period with respect thereto shall have expired, no Credit Party shall Exercise Remedies against any of the Company Group or with respect to the Collateral, except that (i) scheduled payments of interest on the Mortgage Notes shall be paid out of the Mortgage Notes Proceeds Account, unless otherwise agreed by the Mortgage

Notes Indenture Trustee, and (ii) the Bank Agent and the Interim Mall Lender, acting jointly, pursuant to Section 4.5 below, may direct the Disbursement Agent, the Intercreditor Agent or the Securities Intermediary with respect to the enforcement of or other actions with respect to the Shared Collateral. If and when a Disbursement Agreement Default shall occur and be continuing and the Standstill Period with respect thereto shall have expired, the Credit Parties and the Intercreditor Agent may Exercise Remedies only in accordance with
Section 4.6.1 or Section 4.7.1 below.

           4.4 Waivers. The Credit Parties agree that the Bank Agent and the Interim Mall Lender, acting jointly, shall have the right, without the consent of the other Credit Parties, (a) to waive any default or event of default by or with respect to any of the Company Group under the Disbursement Agreement (i.e., any Potential Event of Default or Disbursement Agreement Default), any Project Security Agreement or any Account Agreement, or (b) to waive any condition to disbursements under the Disbursement Agreement; provided, however, that without the consent of the holders of a majority (in aggregate principal amount) of the Mortgage Notes, (i) such waiver of a Disbursement Agreement Default must be made not later than one hundred eighty (180) days following the applicable Disbursement Agreement Default Date, and any waiver of an event of default under any Project Security Agreement or Account Agreement must similarly be made not later than one hundred eighty (180) days following the date such event of default was declared under such Agreement, (ii) the Bank Agent and the Interim Mall Lender shall not waive any default or event of default which otherwise independently (not by cross-default or cross-reference to another agreement) constitutes a default or event of default under the Mortgage Notes Indenture, and (iii) the Bank Agent and the Interim Mall Lender shall not waive any default or event of default resulting from, or any condition relating to, implementation of a Scope Change for which a Required Scope Change Approval is required pursuant to Section 6.2.1 of the Disbursement Agreement. In addition to the foregoing, in the event Adelson or any Adelson Relative directly or indirectly owns any interest in the Indebtedness under the Bank Credit Facility or the Interim Mall Facility, then:

      (1) if either Bank Agent or Interim Mall Lender is an Ineligible Credit Party, then neither the Bank Agent nor the Interim Mall Lender shall have the right to waive any default or event of default pursuant to this Section 4.4; and

      (2) even if neither Bank Agent nor Interim Mall Lender is an Ineligible Credit Party, any waiver by Bank Agent or Interim Mall Lender under this Section 4.4 must be made, if at all, with the approval the holders of a majority (in aggregate principal amount) of such Indebtedness excluding the portion of such Indebtedness so attributed to Adelson or any Adelson Relative;

provided, however, that neither Bank Agent nor Interim Mall Lender shall be obligated to make inquiry beyond the records held by each as to the ownership of the applicable Facility.

           4.5 Shared Collateral. With respect to the Shared Collateral:

               4.5.1 any Shared Collateral Proceeds received by the Disbursement Agent, the Intercreditor Agent or the Securities Intermediary shall be retained by the Disbursement Agent, the Intercreditor Agent or the Securities Intermediary and (i) shall be deposited into the Company's Funds Account pursuant to Section 5.1.1 of the Disbursement Agreement (except as otherwise specifically required by the terms of any Account Agreement), or (ii), if received after the date of Final Completion, shall be retained in an account maintained by the Intercreditor Agent for the benefit of the Bank Lenders and the Mortgage Note Holders; provided, however, that any unused insurance proceeds available for application to the Secured Obligations pursuant to Section 5.20 of the Disbursement Agreement (if received prior to the Mall Release Date, such sums shall be allocated between the Mall and the Hotel/Casino in accordance with Section 4.8) shall be applied to repayment of the Obligations of the Secured Lenders in the order of priority of their respective liens on the Hotel/Casino Collateral in accordance with Section 2.1 (and, with respect to such amounts allocated to the Mall prior to the Mall Release Date, in the order of priority of their respective liens on the Mall Collateral in accordance with Section 2.1).

               4.5.2 if a Secured Credit Party is entitled to Exercise Remedies against such Shared Collateral in accordance with the applicable provisions of Section 4.6.1 or Section 4.6.2 below, such Exercise of Remedies shall be in accordance with Section 4.7.1 and Section 4.7.1 and the Shared Collateral shall be allocated between the Mall and the Hotel/Casino in accordance with Section 4.8 below; and

               4.5.3 prior to the Mall Release Date, notwithstanding the commencement of the Exercise of Remedies against the Shared Collateral, in the event that all Disbursement Agreement Defaults are cured (or are waived, as provided for in Section 4.4 of this Agreement), and the Disbursement Agent delivers an Advance Confirmation Notice to the Secured Credit Parties, then all Shared Collateral Proceeds (except to the extent such Shared Collateral Proceeds have been realized upon in accordance with
      Section 4.7.1) shall be used to pay Project Costs.

           4.6 Requirements Regarding Exercise of Remedies.

               4.6.1 Prior to Mall Release Date. Prior to the Mall Release Date, in the event a Disbursement Agreement Default has occurred and is continuing, and not cured or waived in accordance with Section 4.4 above, then upon expiration of the Standstill Period applicable thereto, each Credit Party may Exercise Remedies against any of the Company Group or with respect to the Collateral securing the Facility of such Credit Party, to the extent and on the terms and conditions provided for in the applicable Facility Agreement, except that:

                    4.6.1.1 No Credit Party shall be entitled to complete a foreclosure against or other realization upon the Collateral, or to enforce a judgment against any of the Company Group, earlier than the earliest date for such Secured Credit Party following the expiration of the applicable time period provided for on Exhibit A attached hereto and incorporated herein by reference (for each such Credit Party, its "Earliest Realization Date"). Such Earliest Realization Dates shall be tolled and/or extended for any period of time for which an injunction and/or stay is in effect. Notwithstanding the foregoing provisions of this
      Section 4.6.1.1, if two Secured Credit Parties hold pari passu liens on any Shared Collateral but are subject to different Earliest Realization Dates, then the Secured Credit Party with the later Earliest Realization Date may share in any proceeds from a foreclosure sale with respect to such Shared Collateral (but no other Collateral) that is effected in accordance with Exhibit A and the other provisions of this Agreement by the Secured Credit Party with the earlier Earliest Realization Date; provided, however, that the foregoing provisions of this sentence shall not be construed as permitting the Secured Credit Party with the later Earliest Realization Date to effect a foreclosure sale prior to its respective Earliest Realization Date with respect to any other Collateral (or to share in any proceeds received by the Secured Credit Party with the Earliest Realization Date through foreclosure with respect to any other Collateral).

                    4.6.1.2 No Credit Party shall be entitled to initiate or join as a petitioning creditor in an involuntary proceeding in bankruptcy against the Company or against any Affiliate of the Company until ten (10) days after the expiration of the Standstill Period.

                    4.6.1.3 Notwithstanding the expiration of the applicable Standstill Period and the entitlement of each Credit Party to Exercise Remedies against any of the Company Group or with respect to the Collateral securing the Facility of such Credit Party, each Credit Party agrees to reinstate its Facility and to recommence funding thereunder if, prior to the completion of the first foreclosure permitted hereunder, all Disbursement Agreement Defaults either (i) are cured in accordance with the applicable provisions of the Disbursement Agreement, or (ii) are waived by the Bank Agent and the Interim Mall Lender pursuant to Section
      4.4 hereof, whereupon the time periods set forth in Exhibit A shall be reinstated with respect to any subsequent default.

                    4.6.1.4 A Secured Credit Party shall only have the right to Exercise Remedies in accordance with the foregoing provisions of this
      Section 4.6.1 under the Related Collateral Agreements in accordance with
      Section 4.7.1 below.

              4.6.2 Remedies After Mall Release Date. After the Mall Release Date, each Credit Party shall be entitled to declare an Acceleration Event and Exercise Remedies against any of the Company Group or with respect to the Collateral in accordance with the terms of its Facility Agreement subject to compliance with each of the following conditions:

                    4.6.2.1 Such Credit Party shall give written notice to the other Credit Parties of the matter which constitutes a default by or with respect to any of the Company Group which would, but for the provisions of this Agreement, permit such Credit Party to declare an Acceleration Event or Exercise Remedies.

                    4.6.2.2 Each Credit Party shall be subject to the Standstill Period commencing upon the date such notice is given, and until such Standstill Period shall have expired, no Credit Party shall Exercise Remedies against any of the Company Group or with respect to the Collateral, except that if such Acceleration Event is declared prior to Final Completion, then (i) scheduled payments of interest on the Mortgage Notes may be paid out of the Mortgage Notes Proceeds Account, and (ii) the Controlling Party may direct the Disbursement Agent, the Intercreditor Agent or the Securities Intermediary with respect to the enforcement of rights against the Shared Collateral, the exercise of other rights under the applicable agreements, and the taking of protective action with respect to the Company Group or the Collateral;

                    4.6.2.3 No Credit Party shall be entitled to initiate or join as a petitioning creditor in an involuntary proceeding against the Company or any Affiliate of the Company until ten (10) days after the expiration of the Standstill Period;

                    4.6.2.4 Upon expiration of the Standstill Period, each Credit Party shall be entitled to Exercise Remedies against any of the Company Group or with respect to the Collateral, provided that: (a) if the Bank Agent shall accelerate the Indebtedness under the Bank Credit Facility, then concurrently therewith or thereafter the Bank Agent shall provide the Mortgage Notes Indenture Trustee with (i) notice of such acceleration, and (ii) at least ten (10) days notice of the intent of the Bank Agent to file any Notice of Default; and (b) concurrently with any foreclosure by the Mortgage Notes Indenture Trustee under the Mortgage Notes Indenture Deed of Trust (Venetian), all Obligations under the Bank Credit Facility must be paid in full.

                    4.6.2.5 If a Secured Credit Party has the right to Exercise Remedies in accordance with the foregoing provisions of this Section 4.6.2, such exercise of remedies under the Related Collateral Agreements shall only be made in accordance with Section 4.7.1 below.

          4.7 Exercise of Rights Under Security Agreements.

              4.7.1 Related Collateral Agreements by Intercreditor Agent. Notwithstanding any other provision of this Agreement to the contrary, except as provided for in Section 4.7.2 below, only the Intercreditor Agent shall cause the Exercise of Remedies or otherwise act with respect to the Collateral encumbered under the Related Collateral Agreements. The Intercreditor Agent shall be entitled to exercise, and it shall exercise, rights and remedies and take such action as permitted to be taken by the Intercreditor Agent under each Related Collateral Agreement as it may be directed from time to time by the applicable Controlling Party pursuant to the terms of this Agreement; provided that, such Controlling Party shall have the right to Exercise Remedies only in accordance with the applicable provisions of Section 4.6.1 or Section 4.6.2 above. Without limiting the generality of the foregoing, the Intercreditor Agent shall act in accordance with any written instructions delivered to the Intercreditor Agent from the applicable Controlling Party hereunder, and shall refrain from exercising any right, remedy or powers available to it or conferred on it hereunder or in the applicable Related Collateral Agreement as set forth in such written instructions; provided, however, that nothing shall impair the right of the Intercreditor Agent, in its reasonable discretion, to take or omit to take any action deemed proper by the Intercreditor Agent and permitted hereunder and under the applicable Related Collateral Agreement which action or omission is not inconsistent with any written direction of the Controlling Party.

              4.7.2 Separate Realization. With respect to foreclosure against or other realization upon the Collateral ("Realization"), unless the Secured Credit Parties agree upon a single or coordinated Realization on all of the Collateral for the benefit of all of the Secured Credit Parties (and no Secured Credit Party shall be required to so agree), then notwithstanding the foregoing provisions of Section 4.7.1 limiting enforcement of the Related Collateral Documents to the Intercreditor Agent (acting on the direction of the Controlling Party), any Secured Credit Party holding subordinate liens on any personal property Collateral encumbered under the Project Security Agreements or the Account Agreements, so that such Secured Credit Party is not a Controlling Party with respect to such personal property Collateral, shall have the right to effect a unified sale of such personal property Collateral together with its real property Collateral, i.e., simultaneous Realization under the applicable Deeds of Trust and the applicable Project Security Agreements and the Account Agreements (a "Separate Unified Realization") in accordance with the following terms and conditions of this Section 4.7.2:

                    4.7.2.1 Realization by such Secured Credit Party must be permitted in accordance with the terms and conditions of Section 4.6.1 or
      Section 4.6.2 above, as applicable.

                    4.7.2.2 The date of such Separate Unified Realization shall be not earlier than thirty (30) days following the date such Secured Credit Party has given the other Secured Parties notice of its election to pursue Separate Unified Realization.

                    4.7.2.3 With respect to the personal property Collateral to be sold at such Separate Unified Realization, the electing Secured Credit Party or an agent on its behalf (other than the Intercreditor Agent) shall have the right to schedule such sale, the right to give any required notices of such sale, the right to conduct such sale in conjunction with the foreclosure or other realization under such Secured Credit Party's Deeds of Trust, and the right to take any other actions necessary for a secured party to so foreclose such security interests in accordance with applicable law, but such Secured Credit Party shall take no other action with respect to such personal property Collateral, including, without limitation, giving any other notices or directions to the debtor, the Intercreditor Agent, the depository or Securities Intermediary with respect to any Account, the account party on any assigned account or the contract obligor on any assigned contract; freezing or otherwise taking action against any Account; seeking the appointment of a receiver; bringing any action against the Company; or taking any action to Realize on such Collateral other than at the Separate Unified Realization in accordance with this
      Section 4.7.2.

                    4.7.2.4 The rights of an electing Secured Credit Party under Section 4.7.2.3 may be exercised by such Secured Credit Party or by an agent or attorney on behalf of such Secured Credit Party; such rights shall not be exercised by the Intercreditor Agent.

                    4.7.2.5 The Intercreditor Agent and the other Secured
      Credit Parties shall permit an electing Secured Credit Party to conduct such Separate Unified Realization; provided, however, that the Intercreditor Agent shall not be required to conduct or participate in such Separate Unified Realization. Subject to the obligation to permit the electing Secured Credit Party to conduct such Separate Unified Realization, the Controlling Party with respect to such Collateral shall continue to have the sole right to direct the Intercreditor Agent in accordance with this Agreement, and in connection therewith, may, without limitation, cause the Intercreditor Agent to schedule and conduct Realization on such Collateral at any time and cause the Intercreditor Agent to take such other actions as may be permitted under the terms of any of the Related Collateral Agreements.

                    4.7.2.6 Except for the extinguishment of junior liens and security interests by operation of law upon any Separate Unified Realization, no Separate Unified Realization shall operate to terminate any Project Security Agreement or Account Agreement creating the security interest then realized upon, or to terminate any other Related Collateral Agreement, and all security interests, liens and other interests of the Intercreditor Agent and the other Secured Lenders under each Project Security Agreement and Account Agreement shall (except to the extent extinguished by operation of law, as aforesaid) survive such Separate Unified Realization and shall remain enforceable by the Intercreditor Agent and the other Secured Lenders. The purchaser at such Separate Unified Realization, whether the Secured Credit Party conducting same or any other Person, shall acquire title to any Collateral sold at such sale subject to the continuing encumbrances, liens and security interests in favor of the other Secured Lenders (except to the extent extinguished by operation of law, as aforesaid).

                    4.7.2.7 The Secured Credit Party conducting any Separate Unified Realization shall be entitled to receive the proceeds, if any, from the sale of the Collateral thereunder in accordance with applicable law (including payment of excess proceeds to secured parties with junior liens).

           4.7.3 Foreclosure of Deeds of Trust. The provisions of the preceding
Section 4.7.1 and Section 4.7.2 shall not restrict the right of a Secured Credit Party to Exercise Remedies against, and to complete a foreclosure against or other realization upon, the following, provided that such Exercise of Remedies, foreclosure or other realization is permitted in accordance with the applicable provisions of Section 4.6: (a) any Collateral which constitutes an interest in real property encumbered by a Deed of Trust granted for the benefit of such Secured Credit Party, or (b) any Separate Proceeds Accounts Collateral in which such Secured Credit Party holds the only lien and security interest.

          4.8 Allocation of Shared Collateral Proceeds. In the event that the Disbursement Agent, the Intercreditor Agent or the Securities Intermediary receives or holds Shared Collateral Proceeds (including, but not limited to any condemnation or casualty insurance proceeds) prior to the Mall Release Date, and if (i) all Disbursement Agreement Defaults have not been cured or waived in accordance with Section 4.4 above, and (ii) pursuant to Section 4.6.1.1 the Secured Credit Parties or the Intercreditor Agent are entitled to Exercise Remedies with respect to the Shared Collateral, such Shared Collateral Proceeds shall be allocated between the Mall and the Hotel/Casino in accordance with this
Section 4.8, and upon such allocation, (a) such Shared Collateral Proceeds allocated to the Mall shall be deemed to constitute Mall Collateral (i.e., the security interests and lien priorities therein securing the Interim Mall Secured Obligations, the Bank Secured Obligations and the Mortgage Notes Secured Obligations shall be the same as the security interests and lien priorities in the Mall Collateral securing such Secured Obligations pursuant to Section 2.1), and (b) such Shared Collateral Proceeds allocated to the Hotel/Casino shall be deemed to constitute Hotel/Casino Collateral (i.e., the security interests and lien priorities therein securing the Bank Secured Obligations and the Mortgage Notes Secured Obligations shall be the same as the security interests and lien priorities in the Hotel/Casino Collateral securing such Secured Obligations pursuant to Section 2.1). Such allocation between the Mall and the Hotel/Casino shall be proposed by the Intercreditor Agent, with the advice of the Construction Consultant, on a fair and reasonable basis taking into account the following factors:

              (1) the extent to which such Shared Collateral Proceeds represent payment of or other compensation for damage to the Hotel/Casino Collateral or the Mall Collateral, as the case may be;

              (2) the amount of Protective Advances, if any, made by the Bank Lenders or the Interim Mall Lender which were attributable to the Hotel/Casino Collateral or the Mall Collateral;

              (3) the extent to which the amounts deposited in any Account represent the undisbursed proceeds of any Advance under any Facility;

              (4) such other allocation factors as shall be reasonable in light of the then existing circumstances; and

              (5) that to the extent such amounts of Shared Collateral Proceeds cannot otherwise be specifically allocated between the Mall and the Hotel/Casino in accordance with the foregoing factors, the parties will make such allocation on a pro rata basis, based on the ratio of (i) the aggregate amount of Advances under the Interim Mall Facility, to (ii) the aggregate amount of Advances under the Bank Credit Facility and the Mortgage Notes Facility, with such otherwise unallocated Shared Collateral Proceeds allocated to the Mall and to the Hotel/Casino in such ratio;

provided, however, that notwithstanding the foregoing, any allocation of Shared Collateral Proceeds pursuant to this Section 4.8 shall be subject to the reasonable prior approval of the Bank Agent and the Interim Mall Lender. If the Bank Agent and the Interim Mall Lender (who together for purposes of this Section 4.8 only shall be referred to as the, "Arbitrating Parties" and each an "Arbitrating Party") cannot reach an agreement on an allocation of Shared Collateral Proceeds, then such dispute shall be resolved through arbitration in accordance with the terms of this Section 4.8. All arbitration conducted under this Section 4.8 shall be in accordance with the rules of the American Arbitration Association, to the extent such rules do not conflict with the procedures herein set forth.

              4.8.1 The Arbitrating Parties shall, together, agree on one Person to serve as an arbitrator, provided, however, that such Person shall (i) have a minimum of ten (10) years of relevant experience and expertise with respect to construction of and accounting for large multi-use properties, and (ii) not be affiliated with any Arbitrating Party, the Company or any Affiliate of any of them. Any arbitrator meeting such requirements shall be deemed a "Qualified Arbitrator" for the purposes of this Section 4.8.

              4.8.2 In the event that the Arbitrating Parties shall not be able to agree on a single Person to serve as an arbitrator, then each Arbitrating Party shall appoint one Qualified Arbitrator and the two Qualified Arbitrators so appointed shall, together, decide upon and appoint another Qualified Arbitrator who shall alone serve as the arbitrator hereunder. The arbitrator shall resolve the dispute and make a determination as to the proper allocation of Shared Collateral Proceeds.

              4.8.3 All determinations of the arbitrator, whether pursuant to
      Section 4.8.1 or Section 4.8.2 shall be binding upon the Arbitrating Parties. The decision of the arbitrator shall be in writing and shall be made as promptly as possible after the designation of the sole arbitrator, whether pursuant to Section 4.8.1 or Section 4.8.2, but in no event later than thirty (30) days from the date such sole arbitrator is so appointed. A copy of the decision of the arbitrator shall be signed by the arbitrator and delivered to each Arbitrating Party in the manner provided for in
      Section 7.1 of this Agreement for the giving of notice. The decision of the arbitrators (i) may be entered as a judgment in a court of competent jurisdiction, and (ii) shall in no event be, nor shall it be deemed to be, a modification, amendment or supplement of any kind to this Agreement in any manner.

              4.8.4 For each arbitrable dispute the cost and expense of the arbitrators and arbitration proceeding (except for an Arbitrating Party's attorney's fees) shall be paid and shared equally by the Arbitrating Parties, unless the arbitrator assesses such cost and expense unequally between the Arbitrating Parties.

          4.9 Other Duties of and Actions by Intercreditor Agent. To the extent not otherwise provided for by this Agreement, with respect to the Related Collateral Agreements, Intercreditor Agent may take and shall take, or refrain from taking, action in its capacity as Intercreditor Agent thereunder, in accordance with the following provisions:

              4.9.1 Intercreditor Agent shall take such actions as it may be specifically required to take under the express terms of the Related Collateral Agreements and as otherwise may be required by law;

              4.9.2 Intercreditor Agent may take such action or refrain from taking such action as it may reasonably deem necessary for the normal conduct of its business as Intercreditor Agent hereunder and under the Related Collateral Agreements, or to the extent deemed necessary by Intercreditor Agent, for purposes of preservation of the Collateral or rights or interests of Secured Credit Parties thereunder; provided that, unless instructed in writing by the Controlling Party to the contrary, Intercreditor Agent shall have no obligation or liability as a result of its taking or failing to take actions pursuant to this subsection 4.9.2;

              4.9.3 with respect to any other action or omission relating to all or any portion of the Collateral, Intercreditor Agent shall take such actions or refrain from taking such action as the Controlling Party with respect to such Collateral may direct in writing;

              4.9.4 with respect to any other matter relating to the Related Collateral Agreements, Intercreditor Agent shall act or refrain from acting in accordance with the written instructions of (i) prior to the Mall Release Date, two or more of the Secured

      Credit Parties, and (ii) thereafter, the Bank Agent until the Bank Secured Obligations are repaid in full and thereafter the Mortgage Notes Indenture Trustee; and

              4.9.5 beyond its duties set forth herein and in the Related Collateral Agreements and as may be required by law, the Intercreditor Agent shall not have any duty to any of the Company Group, to the Credit Parties or to the Secured Lenders as to the Collateral in its possession or control under the Related Collateral Agreements or in the possession or control of any agent or nominee of it or as to the preservation of rights against prior parties or any other rights pertaining thereto except as required by applicable law.

      5. Representations and Warranties. Each Credit Party represents and warrants to each other Credit Party as follows:

           5.1 Organization. It is duly organized and is validly existing under the laws of the jurisdiction under which it was organized with full power to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby.

           5.2 Authorization. All actions necessary to authorize the execution, delivery and performance of this Agreement on behalf of such party have been duly taken, and all such actions continue in full force and effect as of the date hereof.

           5.3 Binding Agreement. It has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid, and binding agreement of such party enforceable in accordance with its terms and subject to (i) applicable bankruptcy, reorganization, insolvency and moratorium laws, and (ii) principles of equity, which may apply regardless of whether a proceeding is brought in law or in equity.

           5.4 No Consent Required. To the best of its knowledge, no consent of any other party and no consent, license, approval, or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency is required in connection with the execution, delivery, or performance by such party of this Agreement or consummation by such party of the transactions contemplated by this Agreement.

           5.5 No Conflict. None of the execution, delivery, and performance of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) violate or conflict with any provision of the organizational or governing documents, if any, of such party; (ii) to the best of its knowledge, violate, conflict with, or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both, would constitute) a default under the terms of any contract, mortgage, lease, bond, indenture, agreement, or other instrument to which such party is a party or to which any of its properties are subject; (iii) to the best of its knowledge, result in the creation of any lien, charge, encumbrance, mortgage, lease, claim, security interest, or other right or interest upon the properties or assets of such party pursuant to the terms of any such contract, mortgage, lease, bond, indenture, agreement, franchise, or other instrument;
(iv) violate any judgment, order, injunction, decree, or award of any court, arbitrator, administrative agency, or governmental or regulatory body of which it has knowledge against, or binding upon such party or upon any of the securities, properties, assets, or business of such party; or (v) to the best of its knowledge, constitute a violation by such party of any statute, law, or regulation that is applicable to such party.

      6.   Appointment of Intercreditor Agent.

           6.1 Appointment. Scotiabank is hereby appointed Intercreditor Agent hereunder and under the Related Collateral Agreements and each Secured Credit Party hereby authorizes Intercreditor Agent to enter into the applicable Related Collateral Agreements which secure Obligations to such Secured Credit Party, to act as its agent in accordance with the terms of this Agreement and such Related Collateral Agreement. Intercreditor Agent agrees to act upon the express conditions contained in this Agreement and the Related Collateral Agreements, as applicable. The provisions of this Section 6 are solely for the benefit of Intercreditor Agent and the Secured Credit Parties, and none of the Company, any Affiliate of the Company, Adelson, any Adelson Relative, the Subordinated Notes Indenture Trustee or the Subordinated Note Holders shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Intercreditor Agent shall act solely as an agent of the Secured Credit Parties and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company, any Affiliate of the Company, Adelson, any Adelson Relative, the Subordinated Notes Indenture Trustee or the Subordinated Note Holders.

           6.2 Authority. Each Secured Credit Party irrevocably authorizes Intercreditor Agent to take such actions on such Secured Credit Party's behalf and to exercise such powers, rights and remedies under the Related Collateral Agreements as are specifically delegated or granted to Intercreditor Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Intercreditor Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the applicable Related Collateral Agreement. Intercreditor Agent agrees to act in accordance with instructions of the Controlling Party pursuant to Section
4.7.1. Intercreditor Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Intercreditor Agent shall not have, by reason of this Agreement or the Related Collateral Agreements, a fiduciary relationship in respect of any Secured Credit Party or any other Person; and nothing in this Agreement or the Related Collateral Agreements, expressed or implied, is intended to or shall be so construed as to impose upon Intercreditor Agent any obligations in respect of this Agreement or the Related Collateral Agreements except as expressly set forth herein or therein.

           6.3 Amendment of Agreements. Without the prior written consent of the Secured Credit Parties, the Intercreditor Agent (a) shall not amend any of the Related Collateral Agreements to which it is a party, and (b) shall not direct the Disbursement Agent to enter into any amendments of the Related Collateral Agreements to which it is a party. Upon approval by the Secured Credit Parties of any proposed amendment to the Related Collateral Agreements or to the Disbursement Agreement, the Intercreditor Agent shall execute and deliver such amendment, and shall direct the Disbursement Agent to execute and deliver such amendment, as applicable, in each case in its capacity as Intercreditor Agent hereunder or as Disbursement Agent under the Disbursement Agreement, as the case may be.

           6.4 Responsibility. Intercreditor Agent shall not be responsible to any Credit Party for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement, any Related Collateral Agreement or any Collateral or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished to the Secured Credit Parties in connection with the Collateral and the transactions contemplated hereby or thereby or any default under any agreement included in the Collateral or for the financial condition or business affairs of the Company or any other Person liable for the payment of any Obligations, nor shall the Intercreditor Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in this Agreement or any other Financing Agreement or any Collateral or as to the existence or possible existence of any Event of Default, Potential Event of Default or any default under any agreement included in this Collateral.

           6.5 Liability. Neither Intercreditor Agent nor any of its officers, directors, employees or agents shall be liable to any Credit Party or any other Person for any action taken or omitted by Intercreditor Agent under or in connection with this Agreement, the Disbursement Agreement, the Related Collateral Agreements, or the Collateral except to the extent caused by Intercreditor Agent's gross negligence, bad faith or willful misconduct. Intercreditor Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement, the Related Collateral Agreements, or the Collateral or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Intercreditor Agent shall have received instructions in respect thereof in accordance with this Agreement, and upon such instruction, Intercreditor Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing,
(i) Intercreditor Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Company and the Affiliates of the Company), accountants, experts and other professional advisors selected by it; and (ii) no Credit Party shall have any right of action whatsoever against Intercreditor Agent as a result of Intercreditor Agent acting or (where so instructed) refraining from acting under this Agreement or any Related Collateral Agreement in its capacity as Intercreditor Agent to the extent authorized, permitted, required or instructed in accordance with the terms of this Agreement.

           6.6 Capacity. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Intercreditor Agent in its individual capacity as Bank Agent, a Bank Lender, Disbursement Agent or a Credit Party hereunder. Intercreditor Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any Affiliate of the Company as if it were not performing the duties specified herein, and may accept fees and other consideration from any of the Company Group for services in connection with this Agreement and otherwise without having to account for the same to other Credit Parties.

           6.7 Resignation; Appointment of Additional Intercreditor Agents.

               6.7.1 Intercreditor Agent may resign at any time by giving thirty
(30) days' prior written notice thereof to the Secured Credit Parties, and Intercreditor Agent may be removed at any time, with or without cause, by an instrument or concurrent instruments in writing signed by any two of the three Secured Credit Parties prior to the Mall Release Date, or by the Bank Agent acting alone thereafter, delivered to the other Secured Credit Party and to the Intercreditor Agent. Upon any such notice of resignation or any such removal, any two of the three Secured Credit Parties prior to the Mall Release Date, or the Bank Agent acting alone thereafter, shall have the right, upon seven days' notice to the other Secured Credit Party to appoint a successor Intercreditor Agent. Upon the acceptance of any appointment as Intercreditor Agent hereunder by a successor Intercreditor Agent, that successor Intercreditor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Intercreditor Agent. The retiring or removed Intercreditor Agent shall reasonably cooperate with the successor Intercreditor Agent upon such appointment, to assist with such transition. Upon the date of such removal or the effective date of such resignation (but not later than the date of such succession) the retiring or removed Intercreditor Agent shall be discharged from its duties and obligations under this Agreement; provided, however, that commencing upon the date the Intercreditor Agent sends its notice of resignation, the Intercreditor Agent shall not be required to take any action hereunder until and unless the Secured Credit Party or Parties requesting that such action be taken agree to reimburse all costs of the Intercreditor Agent in connection therewith, and agree to indemnify, defend and hold the Intercreditor Agent harmless from all claims, liabilities, costs or expenses (including attorneys' fees) in connection with or arising out of such actions taken by the Intercreditor Agent.

               6.7.2 Any Controlling Party may elect to appoint one or more additional Intercreditor Agents with respect to its interests in the Collateral (each an "Additional Intercreditor Agent") and Intercreditor Agent shall, upon receipt of written instructions of such Controlling Party, execute and deliver all instruments and agreements necessary or proper to appoint the other person or persons selected by the Controlling Party to act as an Additional Intercreditor Agent with respect to such Collateral. Upon the written acceptance of the terms of such appointment and written notice thereof to Credit Parties and each member of the Company Group party to the Related Collateral Documents, each such additional or successor Additional Intercreditor Agent shall (i) thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Intercreditor Agent with respect to such Collateral and replace the prior Intercreditor Agent with respect to matters pertaining to such Collateral, (ii) shall be subject to the terms and provisions of this Agreement and the other Related Collateral Agreements as they apply to the Intercreditor Agent and such Collateral and (iii) not have any other rights or duties hereunder or under the Related Collateral Agreements with respect to any other Collateral or any other matter.

               6.7.3 After any retiring, removed or replaced Intercreditor Agent's resignation, removal or replacement hereunder as Intercreditor Agent, the provisions of this Section 6 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Intercreditor Agent under this Agreement.

      7.   Miscellaneous Provisions.

           7.1 Notices; Addresses. Any communications between the Credit Parties hereto or notices herein to be given may be given to the following addressees:

If to the Bank Agent:              The Bank of Nova Scotia
                                   580 California Street, 21st Floor
                                   San Francisco, California  94104
                                       Attn:  Alan Pendergast
                                       Phone: (415) 986-1100
                                       Fax:   (415) 397-0791

      with a copy to:              The Bank of Nova Scotia
                                   Loan Administration
                                   600 Peachtree Street, N.E.
                                   Atlanta, Georgia  30308
                                       Attn:  Marianne Velker
                                       Phone: (404) 877-1525
                                       Fax:   (404) 888-8998

If to the Mortgage Notes           First Trust National Association
      Indenture Trustee:           180 East Fifth Street
                                   St. Paul, Minnesota  55164-0111
                                       Attn:  Corporate Trust Department
                                       Phone: (612) 244-0721
                                       Fax:   (612) 244-0711

If to the Interim Mall Lender:     GMAC Commercial Mortgage Corporation
                                   100 South Wacker Drive, Suite 400
                                   Chicago, Illinois  60606
                                       Attn:  Vacys Garbonkus
                                       Phone: (312) 845-8520
                                       Fax:   (312) 845-8623

If to the Subordinated Notes       First Union National Bank
      Indenture Trustee:           Corporate Trust Division
                                   999 Peachtree Street, N.E., Suite 1100
                                   Atlanta, Georgia  30309
                                       Attn:
                                       Phone:
                                       Fax:

If to the Disbursement Agent:      The Bank of Nova Scotia
                                   580 California Street, 21st Floor
                                   San Francisco, California  94104
                                       Attn:  Alan Pendergast
                                       Phone: (415) 986-1100
                                       Fax:   (415) 397-0791

      with a copy to:             The Bank of Nova Scotia
                                  Loan Administration
                                  600 Peachtree Street, N.E.
                                  Atlanta, Georgia  30308
                                       Attn:  Marianne Velker
                                       Phone: (404) 877-1525
                                       Fax:   (404) 888-8998

If to the Intercreditor Agent:    The Bank of Nova Scotia
                                  580 California Street, 21st Floor
                                  San Francisco, California  94104
                                      Attn:  Alan Pendergast
                                      Phone: (415) 986-1100
                                      Fax:   (415) 397-0791

      with a copy to:             The Bank of Nova Scotia
                                  Loan Administration
                                  600 Peachtree Street, N.E.
                                  Atlanta, Georgia  30308
                                      Attn:  Marianne Velker
                                      Phone: (404) 877-1525
                                      Fax:   (404) 888-8998

If to the Securities
Intermediary:                     The Bank of Nova Scotia
                                  580 California Street, 21st Floor
                                  San Francisco, California  94104
                                      Attn:  Alan Pendergast
                                      Phone: (415) 986-1100
                                      Fax:   (415) 397-0791

      with a copy to:             The Bank of Nova Scotia
                                  Loan Administration
                                  600 Peachtree Street, N.E.
                                  Atlanta, Georgia  30308
                                      Attn:  Marianne Velker
                                      Phone: (404) 877-1525
                                      Fax:   (404) 888-8998

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by reputable overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or
(d) if sent by prepaid telex, or by telecopy with correct answer back received. Notice so given shall be effective upon receipt by the addressee, except that any communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Banking Day and, if not, on the next following Banking Day) on which it is validly transmitted if transmitted before 4 p.m., recipient's time, and if transmitted after that time, on the next following Banking Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location by giving of no less than twenty (20) days' notice to the other parties in the manner set forth hereinabove.

           7.2 Further Assurances. Each Credit Party (i) shall deliver to each other Credit Party, to the Disbursement Agent, to the Intercreditor Agent and to the Securities Intermediary such instruments, agreements, certificates and documents as any such Person may reasonably request to confirm the validity and priority of the liens on and security interests in the Collateral granted pursuant to the Security Documents as affected hereby, (ii) shall fully cooperate with each other, with the Disbursement Agent, with the Intercreditor Agent and with the Securities Intermediary, and (iii) shall perform all additional acts reasonably requested by any such Person to effect the purposes of this Agreement.

           7.3 Delay and Waiver. No delay or omission to exercise any right, power or remedy accruing upon the occurrence of any Potential Event of Default or Event of Default or any other breach or default of the Company Group or any of them under any Facility Agreement, the Disbursement Agreement or any Related Collateral Agreement shall impair any such right, power or remedy of the Credit Parties, the Disbursement Agent, the Intercreditor Agent or the Securities Intermediary, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single Potential Event of Default, Event of Default or other breach or default be deemed a waiver of any other Potential Event of Default, Event of Default or other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval or any kind or character on the part of any of the Credit Parties, the Disbursement Agent, the Intercreditor Agent or the Securities Intermediary of any Potential Event of Default, Event of Default or other breach or default under this Agreement, any Related Collateral Agreement or any other Financing Agreement, or any waiver on the part of any of the Credit Parties, the Disbursement Agent, the Intercreditor Agent or the Securities Intermediary, of any provision or condition of this Agreement or any other operative document, must be in writing and shall be effective only to the extent in such writing specifically set forth. All remedies, either under this Agreement, under any Related Collateral Agreement or any other Financing Agreement or by law or otherwise afforded to any of the Credit Parties, the Disbursement Agent, the Intercreditor Agent or the Securities Intermediary shall be cumulative and not alternative (subject to any limitations on the exercise of such remedies imposed under this Agreement).

           7.4 Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof, all of which negotiations and writings are deemed void and of no force and effect. As among the Credit Parties, in the event of any conflict between the terms of this Agreement and the terms of the Disbursement Agreement or the Related Collateral Agreements, the terms of this Agreement shall control.

           7.5 Governing Law. This Agreement shall be governed by the laws of State of New York of the United States of America and shall for all purposes be governed by and construed in accordance with the laws of such state without regard to the conflict of law rules thereof other than Section 5-1401 of the New York General Obligations Law.

           7.6 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

           7.7 Headings. Section headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

           7.8 Limitations on Liability. No claim shall be made by any Credit Party or any of its Affiliates against any other Credit Party, the Disbursement Agent, the Intercreditor Agent, the Securities Intermediary or any of their respective Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or any act or omission or event occurring in connection therewith; and each Credit Party hereby waives, releases and agrees not to sue upon any such claim for any such special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

           7.9 Consent of Jurisdiction. Any legal action or proceeding arising out of this Agreement may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York. By execution and delivery of this Agreement, each Credit Party, accepts, for its and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts for legal proceedings arising out of or in connection with this Agreement and irrevocably consents to the appointment of the Prentice-Hall Corporation System Inc. as its agent to receive service of process in New York, New York. Nothing herein shall affect the right to serve process in any other manner including judicial or non-judicial foreclosure of real property interests which are part of the Collateral. Each Credit Party hereby waives any right to stay or dismiss any action or proceeding under or in connection with any or all of the Project, this Agreement or any other operative document brought before the foregoing courts on the basis of forum non-conveniens.

           7.10 Successors and Assigns. The provision of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, this Agreement shall terminate upon the last to occur of (i) the Mall Release Date, or (ii) the date of payment in full of all Obligations under the Bank Credit Facility.

           7.11 Counterparts. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the Credit Parties listed below shall constitute a single binding agreement.

           7.12 No Third Party Beneficiaries. Except for the Bank Lenders, the Mortgage Note Holders and the Subordinated Note Holders, the Credit Parties do not intend the benefits of this Agreement to inure to the benefit of nor shall it be enforceable by any third party (including, without limitation, any other Funding Agent, the Company, any of its Affiliates, Adelson or any Adelson Relative) nor shall this Agreement be construed to make or render any Credit Party liable to any third party (including, without limitation, any other Funding Agent, the Company, any of its Affiliates, Adelson or any Adelson Relative) for the performance or failure to perform any obligations hereunder. Notwithstanding the foregoing, however, the Permanent Mall Lender shall be entitled to the benefits of the covenants in its favor set forth in Section
2.2.1.2 above.

           7.13 Amendment for New Credit Parties. Upon any refinancing of any Facility, or the incurring of other Indebtedness of the Company (subject to the rights of the existing Credit Parties under their respective Financing Agreements with respect to any such refinancing or other Indebtedness), the applicable lender shall be bound by the terms of this Agreement and such lender, or an agent or trustee on its behalf, and the Credit Parties shall execute and deliver an amendment to this Agreement to make such Person a Credit Party hereunder.

           7.14 Trust Indenture Act. The parties do not intend that the provisions of this Agreement violate the requirements of the Trust Indenture Act of 1939, as amended.

           IN WITNESS WHEREOF, the Credit Parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized as of the day and year first above written.

                            Bank Agent:

                                  THE BANK OF NOVA SCOTIA, a
                                  Canadian chartered bank


                                  By:  /s/ Alan Pendergast
                                       ----------------------------------------
                                       Name:  Alan Pendergast
                                       Title: Relationship Manager

                            Interim Mall Lender:

                                  GMAC COMMERCIAL MORTGAGE CORPORATION,
                                  a California corporation


                                  By:  /s/ Vacys Garbonkus
                                       ----------------------------------------
                                       Name:  Vacys Garbonkus
                                       Title: Senior Vice President

                            Mortgage Notes Indenture Trustee:

                                  FIRST TRUST NATIONAL ASSOCIATION,
                                  a national banking association


                                  By:  /s/ Richard H. Prokosch
                                       ----------------------------------------
                                       Name:  Richard H. Prokosch
                                       Title: Assistant Vice President


                            Subordinated Notes Indenture Trustee:

                                  FIRST UNION NATIONAL BANK,
                                  a national banking association


                                  By:  /s/ Emily E. Katt
                                       ----------------------------------------
                                       Name:  Emily E. Katt
                                       Title: VICE PRESIDENT

                            Intercreditor Agent:

                                  THE BANK OF NOVA SCOTIA, a
                                  Canadian chartered bank


                                  By:  /s/ Alan Pendergast
                                       ----------------------------------------
                                       Name:  Alan Pendergast
                                       Title: Relationship Manager

                                    Exhibit A

Credit Party:                                   Earliest Realization Date:

Bank Agent                                      180 days after Disbursement
                                                Agreement Default Date

Mortgage Notes Indenture Trustee                195 days after Disbursement
                                                Agreement Default Date

Interim Mall Lender                             210 days after Disbursement
                                                Agreement Default Date

Subordinated Notes Indenture Trustee            240 days after Disbursement
                                                Agreement Default Date

Holders of Additional Capital Indebtedness      210 days after Disbursement
                                                Agreement Default Date


                                   Exhibit A-1

                                    Exhibit B

                         Accounts and Account Agreements

----------------------------------------------------------------------------------------------------
       Account Agreement                     Accounts               Pledgor        Secured Party

----------------------------------------------------------------------------------------------------
Mortgage Notes Proceeds         Mortgage Notes Proceeds Account   Company        Disbursement Agent
Collateral Account Agreement
----------------------------------------------------------------------------------------------------
HVAC                            HVAC Collateral Accounts          HVAC Provider  Disbursement Agent
Collateral Account Agreement


----------------------------------------------------------------------------------------------------
Completion Guaranty             Completion Guaranty Account       Adelson        Disbursement Agent
Collateral Account Agreement


----------------------------------------------------------------------------------------------------
Disbursement                    Bank Proceeds Account             Company        Disbursement Agent
Collateral Account Agreement
                              ----------------------------------------------------------------------
                                Collections Account               Company        Disbursement Agent
                                Company's Funds Account
                                Disbursement Account
                                HC/Mall Component
                                     Cash Management Account
                                HVAC Component
                                     Cash Management Account
                                Interest Payment Account
                                Pre-Completion Revenues Account
----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
       Account Agreement                 Secured Obligations               Securities
                                                                            Intermediary
-----------------------------------------------------------------------------------------
Mortgage Notes Proceeds          Mortgage Notes Secured Obligations      Goldman, Sachs
Collateral Account Agreement                                             & Co.
-----------------------------------------------------------------------------------------
HVAC                             1. Bank Secured Obligations and         Scotiabank
Collateral Account Agreement     Interim Mall Secured Obligations

                                 2. Mortgage Notes Secured Obligations
-----------------------------------------------------------------------------------------
Completion Guaranty              1. Bank Secured Obligations and         Goldman, Sachs
Collateral Account Agreement     Interim Mall Secured Obligations        & Co.

                                 2. Mortgage Notes Secured Obligations
-----------------------------------------------------------------------------------------
Disbursement                     Bank Secured Obligations                Scotiabank
Collateral Account Agreement
                              -----------------------------------------------------------
                                 1. Bank Secured Obligations and         Scotiabank
                                 Interim Mall Secured Obligations

                                 2. Mortgage Notes Secured Obligations





-----------------------------------------------------------------------------------------


                               Exhibit B -- Page 1

                                    Exhibit C

                            Allocation of Collateral

------------------------------------------------------------------------------------------------------------------------------------
            Category:                           Security Document:                Collateral:              Classification:
------------------------------------------------------------------------------------------------------------------------------------
Deeds of Trust                 Bank Deed of Trust (Venetian)                   all                      Hotel/Casino Collateral
(prior to Mall Parcel
Creation Date):
                             -------------------------------------------------------------------------------------------------------
                               Bank Leasehold Deed of Trust (Mall)             all                      Mall Collateral
                             -------------------------------------------------------------------------------------------------------
                               Interim Mall Leasehold Deed of Trust            all                      Mall Collateral
                             -------------------------------------------------------------------------------------------------------
                               Interim Mall Space Fee Deed of Trust            all                      Hotel/Casino Collateral
                             -------------------------------------------------------------------------------------------------------
                               Mortgage Notes Deed of Trust (Venetian)         all                      Hotel/Casino Collateral
                             -------------------------------------------------------------------------------------------------------
                               Mortgage Notes Leasehold Deed of Trust          all                      Mall Collateral
                               (Mall)
------------------------------------------------------------------------------------------------------------------------------------
Deeds of Trust                 Bank Deed of Trust (Venetian)                   all                      Hotel/Casino Collateral
(after Mall Parcel Creation
Date):
                             -------------------------------------------------------------------------------------------------------
                               Bank Leasehold Deed of Trust (Mall)             all                      Mall Collateral
                             -------------------------------------------------------------------------------------------------------
                               Bank Deed of Trust (Mall Parcel)                all                      Mall Collateral
                             -------------------------------------------------------------------------------------------------------
                               Interim Mall Leasehold Deed of Trust            all                      Mall Collateral
                             -------------------------------------------------------------------------------------------------------
                               Interim Mall Space Fee Deed of Trust [Mall      all                      Mall Collateral
                               Parcel]
                             -------------------------------------------------------------------------------------------------------
                               Mortgage Notes Deed of Trust (Venetian)         all                      Hotel/Casino Collateral
                             -------------------------------------------------------------------------------------------------------
                               Mortgage Notes Leasehold Deed of Trust          all                      Mall Collateral
                               (Mall)
                             -------------------------------------------------------------------------------------------------------
                               Mortgage Notes Deed of Trust (Mall Parcel)      all                      Mall Collateral


                               Exhibit C -- Page 1

------------------------------------------------------------------------------------------------------------------------------------
            Category:                           Security Document:                Collateral:              Classification:
------------------------------------------------------------------------------------------------------------------------------------
Project Security               Borrower Security Agreement                     Shared Intangible        Shared Collateral
Agreements:                                                                    Collateral
                                                                             -------------------------------------------------------
                                                                               all other Collateral     Hotel/Casino Collateral
                             -------------------------------------------------------------------------------------------------------
                               Mall Construction Subsidiary Security           all                      Mall Collateral
                               Agreement
------------------------------------------------------------------------------------------------------------------------------------
Account Agreements:            Mortgage Notes Proceeds Account                 all                      Separate Proceeds Accounts
                               Agreement                                                                Collateral
                             -------------------------------------------------------------------------------------------------------
                               HVAC Accounts Agreement                         all                      Shared Collateral
                             -------------------------------------------------------------------------------------------------------
                               Completion Guaranty Account Agreement           all                      Shared Collateral
                             -------------------------------------------------------------------------------------------------------
                               Disbursement Account Agreement                  Bank Proceeds Account    Separate Proceeds Accounts
                                                                                                        Collateral
                                                                             -------------------------------------------------------
                                                                               all other Collateral     Shared Collateral
------------------------------------------------------------------------------------------------------------------------------------


                               Exhibit C -- Page 2

                                    Exhibit D

                                    Consents


1.  Consent to Mall Management Agreement

2.  GECC Consent (The GECC Consent will be part of the GECC
    Intercreditor Agreement)

3.  P & O Guaranty Consent

4.  Bovis Guaranty Consent

5.  Consent to Construction Agreement

6.  Consent to Architect's Agreement

7.  Consent to Treadway Agreement

8.  Consent to Energy Services Agreement


                               Exhibit D - Page 1